UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

ROSETTA STONE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Rosetta Stone Inc. (the “Company” or “Rosetta Stone”), which will be held at our offices located at 300 Baker Avenue, Suite 320, Concord, Massachusetts 01742, on Thursday, May 16, 2019, at 3:00 p.m., local time.

Whether or not you plan to attend the 2019 Annual Meeting, it is important that your shares be represented and voted at the 2019 Annual Meeting. We encourage you to vote your shares according to the instructions on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials. If you decide to attend the 2019 Annual Meeting and vote in person, you may withdraw your proxy at that time.

On behalf of the Board of Directors and employees of Rosetta Stone, we thank you for your continued interest in and support of the Company.

Sincerely,

A. John Hass III

Chief Executive Officer and Chairman of the Board

Your vote is important. Please vote promptly.

You may vote according to the instructions

on the enclosed proxy card or

Notice of Internet Availability of Proxy Materials.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend our 2019 Annual Meeting of Stockholders, which will be held at 3:00 p.m. local time on May 16, 2019 at our offices located at 300 Baker Avenue, Suite 320, Concord, Massachusetts 01742 for the following purposes:

1.	Elect two Class I directors nominated by our Board of Directors to hold office until our Annual Meeting of Stockholders in 2022, or until their respective successors have been elected;
2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	Approve the Rosetta Stone Inc. 2019 Omnibus Incentive Plan;
4.	Conduct an advisory vote on the compensation of the named executive officers; and
5.	Consider any other matters that may properly be brought before the meeting.

A proxy statement describing the matters to be considered at the 2019 Annual Meeting is attached to this notice. Only stockholders who owned our stock at the close of business on March 18, 2019 may vote at the meeting, or at any adjournment or postponement of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials and/or the Proxy Card sent to you, as promptly as possible.

By order of our Board of Directors,

Sonia Galindo

General Counsel and Secretary

Arlington, Virginia

April 5, 2019

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 16, 2019 at 3:00 p.m. local time at 300 Baker Avenue, Suite 320, Concord, Massachusetts 01742

The proxy statement and annual report are available at proxyvote.com.

The Board of Directors recommends that you vote FOR each of the proposals identified above.

ROSETTA STONE INC.

1621 North Kent Street, Suite 1200

Arlington, Virginia 22209

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Our Board of Directors (the “Board”) is asking for your proxy for use at the Rosetta Stone Inc. 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the 2019 Annual Meeting on Thursday, May 16, 2019 at 3:00 p.m., local time, at our offices at 300 Baker Avenue, Suite 320, Concord, Massachusetts 01742. Directions to the 2019 Annual Meeting may be found at https://www.lexialearning.com/about/offices. We have first released this proxy statement to our stockholders beginning on or about April 5, 2019.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we furnish our proxy materials on the Internet.  Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares through a brokerage firm or bank, also referred to as holding shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to vote over the Internet.

Record Date, Outstanding Shares and Quorum

Only holders of record of our common stock on March 18, 2019 (the “Record Date”) will be entitled to vote at the 2019 Annual Meeting. On the Record Date, we had approximately 23,128,277 shares outstanding and entitled to vote. In order to take action at the 2019 Annual Meeting, a quorum is required. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the 2019 Annual Meeting, either in person or represented by proxy.

If by the date of the 2019 Annual Meeting we do not receive sufficient proxies to constitute a quorum or approve one or more of the proposals, the Chairman of the Annual Meeting, or the persons named as proxies, may propose one or more adjournments of the 2019 Annual Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights

Holders of our common stock are entitled to one vote for each share they own on the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the 2019 Annual Meeting will tabulate all votes. The Inspector will separately tabulate for and against votes, withhold votes, abstentions and broker non-votes for each proposal, as applicable.

Voting and Revoking Proxies

We are soliciting proxies to vote your shares at the 2019 Annual Meeting. If you attend the 2019 Annual Meeting, you may submit your vote in person, and any proxy that you previously submitted may be revoked and superseded by the vote that you cast at the 2019 Annual Meeting.

If you properly submit your proxy, and do not revoke it prior to the 2019 Annual Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct.  If you sign and return your proxy card, but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 and in favor of Proposal Nos. 2, 3 and 4.  As far as we know, no other matters will be presented at the 2019 Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Whether you submit your proxy via the Internet or by mail, you may revoke it at any time before voting takes place at the 2019 Annual Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to our General Counsel and Secretary at our headquarters and principal executive office: Rosetta Stone Inc., 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209. You may also revoke a proxy by submitting a later-dated proxy or by voting in person at the 2019 Annual Meeting. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the 2019 Annual Meeting, you must bring to the 2019 Annual Meeting a letter from the record holder confirming your beneficial ownership of the shares. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares un-voted or vote your shares on certain routine matters. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in street name for their beneficial holder clients from voting in uncontested director elections or executive compensation matters, including say-on-pay proposals, without receiving specific voting instructions from those clients. Under NYSE rules, only Proposal No. 2 (ratifying the selection of our independent registered public accounting firm) will be treated as a routine matter on which a broker can exercise its discretion and vote your shares without specific instructions. If your broker votes on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum. Proposal Nos. 1 (election if directors), 3 (approval of 2019 Omnibus Incentive Plan) and 4 (advisory vote on executive compensation) are not considered routine matters, and, without your instruction, your broker cannot vote your shares with respect to these proposals. If a broker, bank, custodian, nominee or other record holder of Rosetta Stone stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called “broker non-votes”) will be counted as present in determining whether we have a quorum.

Soliciting Proxies

We will pay all expenses of soliciting proxies to be voted at the 2019 Annual Meeting. After the proxies are initially distributed, we and/or our directors, officers and regular employees may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to prepare and send the Notice to people or entities for which they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies, and we may reimburse them for their expense in doing so.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, Annual Report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to receive individual copies. In addition, your broker or bank may also follow this procedure. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

How to Obtain a Separate Set of Voting Materials

If you would like to have additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to our General Counsel and Secretary at our headquarters and principal executive office: Rosetta Stone Inc., 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209, or call the General Counsel and Secretary at (703) 387-5800 and we will promptly deliver these materials to you.  Copies of our Annual Report on Form 10-K do not include exhibits unless exhibits are specifically requested in writing.  You may also contact us at the address or phone number above if you received multiple copies of materials for the 2019 Annual Meeting and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call the General Counsel and Secretary at (703) 387-5800 or send a written request to the General Counsel and Secretary at the above address.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 have been made available to all stockholders entitled to vote at the 2019 Annual Meeting and who received the Notice. The Annual Report on Form 10-K can also be viewed at proxyvote.com.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board of Directors currently consists of seven directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of the members of such class have been elected and qualified, subject to their earlier death, resignation or removal.  Our Board of Directors believes that the board’s composition and size is sufficient to provide all required oversight, governance, and related board duties.

Only the terms of the Class I directors are scheduled to expire on the date of the upcoming 2019 Annual Meeting.  Based on the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the nominees for election to the Board of Directors by the stockholders are the two current Class I members of our Board, David Nierenberg and Steven P. Yankovich. If elected, the nominees will serve as directors until the Annual Meeting of Stockholders in 2022 and until their successors are elected and qualified, subject to their earlier death, resignation or removal.

The names and certain information about the nominee directors and the continuing directors in each of the other two classes of our Board are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy will be voted, unless otherwise indicated, for the election of the nominees as Class I directors to our Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the 2019 Annual Meeting, the proxies may be voted for the election of a substitute nominee that our Board may designate in place of such nominee.

Because the upcoming 2019 Annual Meeting will trigger the expiration of the terms of only the Class I directors, proxies cannot be voted for more than two director nominees. The two candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the 2019 Annual Meeting will be elected Class I directors to serve for a three-year term and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

Nominees for Class I Directors

The name and age as of March 18, 2019 of each nominee director, his position with us, the year in which he first became a director and certain biographical information are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
David Nierenberg	65	Director	2015
Steven P. Yankovich	57	Director	2014

Directors Standing for Election

Incumbent Nominees

Each of the incumbent directors listed below was nominated for election by our Board of Directors upon recommendation by the Corporate Governance and Nominating Committee and has agreed to stand for re-election to a three-year term. Information concerning the incumbent nominees for director is provided below.

David Nierenberg was appointed to serve as a director in April 2015.  He currently serves as the Chair of the Compensation Committee and as a member of the Audit and Corporate Governance and Nominating Committees.  Mr. Nierenberg serves as the President of Nierenberg Investment Management Company, Inc. (“NIMCO”), which manages the D3 Family Funds.  Several of the D3 Family Funds, NIMCO and Mr. Nierenberg are stockholders of the Company.  Before founding NIMCO in 1996, Mr. Nierenberg was a General Partner at Trinity Ventures, a venture capital fund.  Mr. Nierenberg began his career at Bain & Company Inc., where he was a Partner, managing strategy, acquisition, and cost reduction projects.  He serves as Chair of the Advisory Board of the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School. Mr. Nierenberg chairs the Research Advisory Council of Glass, Lewis & Co.  He is also a member of the board of the Washington State Investment Board, Riverview Bancorp (NYSE: RVSB) and Flotek Industries (NYSE: FTK), as well as a member of the Board of Trustees of The National WWII Museum.  Mr. Nierenberg received his Juris Doctor from Yale Law School and his B.A. in History, summa cum laude, from Yale College.

Our Board of Directors believes that Mr. Nierenberg is particularly qualified to serve as a director based on his significant expertise in strategic planning and corporate governance, along with his broad-based business knowledge. In addition, Mr. Nierenberg’s finance and operations experience qualify him as an audit committee financial expert, and his service on other public company boards and with the Ira M. Millstein Center and Glass, Lewis provides significant insight into the Company’s corporate governance.

Steven P. Yankovich was appointed to serve as a director in October 2014.  He is the Chair of the Corporate Governance and Nominating Committee and serves on the Audit Committee.  Mr. Yankovich is currently Chief Product Architect at eBay Inc. and is responsible for ensuring a transformational customer and product experience across eBay’s global platform. From November 2015 to November 2016, Mr. Yankovich was Chief Technical Officer of Magento Commerce. From February 2015 to November 2015, he was Vice President, Product and Technology at eBay Enterprise where he helped sell to private equity and spin out Magento Commerce, which he then joined. From December 2012 to January 2015, Mr. Yankovich was Vice President of Innovation and New Ventures at eBay Inc., a group he created to bring technology and product innovation across eBay’s portfolio including PayPal, StubHub and the classifieds business. From March 2009 to December 2012 he was Vice President of Mobile at eBay Inc., where he worked to build eBay, PayPal and StubHub into the world’s largest mobile e-commerce player. From September 2007 to December 2008, Mr. Yankovich was an Entrepreneur In Residence at Adobe. From April 1998 to June 2007, Mr. Yankovich was the founder and CTO of Movaris Inc., a business process management company that pioneered cloud (ASP) to browser BPM for Fortune 500 companies. Prior to his career in internet-based business and consumer businesses, Mr. Yankovich spent 15 years in CAE/CAD and as a computer design engineer. Mr. Yankovich currently advises a number of startup companies, venture capital firms and serves on the board of a privately-held company and a philanthropic board. As a technologist, Mr. Yankovich has a patent portfolio of over 100 patents (62 issued).

Our Board of Directors believes that Mr. Yankovich is particularly qualified to serve as a director based on his expertise in technology, e-commerce, consumer and enterprise software and mobile. Mr. Yankovich also brings a unique entrepreneurial and innovation experience to the Board.

Directors Not Standing for Election

The names and certain biographical information as of March 18, 2019 of the other members of our Board of Directors who are not standing for election at the 2019 Annual Meeting are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Laurence Franklin	66	Director	2006
A. John Hass III	53	Chairman of the Board and Chief Executive Officer	2014
Patrick W. Gross	74	Director	2006
George A. Logue	68	Director	2018

Class II Directors Serving Until the 2020 Annual Meeting of Stockholders

Laurence Franklin has served as a director since May 2006 and as the Chair of the Audit Committee since February 2012.  Mr. Franklin also serves on the Corporate Governance and Nominating Committee.  He previously served as the Chairman of the Board of Directors from February 2011 to February 2012.  Since April 2014, he has served as managing partner of LF Enterprises, LLC, a private investment and business advisory firm.  Mr. Franklin previously served as the Chief Executive Officer of Frette Srl, a leading manufacturer and retailer of luxury linens and home furnishings, from July 2011 until January 2014. Mr. Franklin served as President and Chief Executive Officer of Tumi Inc. (“Tumi”), a manufacturer and retailer of luxury travel, business and lifestyle accessories, from 2002 until 2009, and was a board member of Tumi until 2011. Prior to joining Tumi, Mr. Franklin served as President of Coach Leatherware Company, Inc. and General Manager of Elizabeth Arden Inc. Mr. Franklin began his career at Peat Marwick Mitchell and Co., in audit, and then worked in the Management Consulting Services group at Price Waterhouse & Co. He also serves on the boards of a number of privately held for-profit businesses. Mr. Franklin earned his B.A. from Colgate University and his M.S. from the New York University Graduate School of Business.  Mr. Franklin is a qualified (non-practicing) Certified Public Accountant.

Our Board of Directors believes that Mr. Franklin is particularly qualified to serve as a director based on his business, leadership and management experience, including expertise in wholesale distribution, retail development, corporate management, operations and supply chain management and building international brands.  In addition, Mr. Franklin’s public finance, accounting and operations experience qualify him as an audit committee financial expert.

A. John Hass III was appointed to serve as a director in November 2014 and has served as Chairman of the Board and Chief Executive Officer since April 2016. Previously, Mr. Hass served as President from April 2016 until January 2019 and as Interim President and Chief Executive Officer from April 1, 2015 to April 1, 2016.  From September 2012 until November 2014, he was a senior advisor to Osmium Partners, LLC, an alternative asset management firm and a stockholder of the Company. Mr. Hass was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the Senior Financial Officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the Chief Executive Officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a Managing Director in the Investment Banking Division. In addition, Mr. Hass serves on the board of directors of WITNESS, Inc., a global-human rights nonprofit, and The University of Chicago Laboratory Schools, serves as member of the Photography Committee of the Art Institute of Chicago and serves as a trustee of The Museum of Contemporary Photography.  Mr. Hass received his Bachelor of Science in Finance from the University of Illinois at Urbana-Champaign.

Our Board of Directors believes that Mr. Hass is particularly qualified to serve as a director based on his familiarity with Rosetta Stone’s business and strategies, along with his broad experience in the banking and financial services industry.

Class III Directors Serving Until the 2021 Annual Meeting of Stockholders

Patrick W. Gross has served as a director since February 2006, including serving as Chairman of the Board of Directors from May 2013 to March 2016.  He previously served as Lead Independent Director of the Board from February 2012 to May 2013 and was reelected as Lead Independent Director on April 1, 2016. Mr. Gross serves on the Audit, Compensation and Corporate Governance and Nominating Committees.  Since 2002, Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm that he founded. Prior to founding The Lovell Group, Mr. Gross was a founder, and served as a principal executive officer from 1970 to 2002, of American Management Systems, Inc., then a publicly traded information technology, consulting, software development and systems integration firm. Mr. Gross is a director of Career Education Corporation (NASDAQ: CECO), Liquidity Services, Inc. (NASDAQ: LQDT) and Waste Management, Inc. (NYSE: WM).  Mr. Gross also currently serves on the boards of several private technology-based companies. Mr. Gross previously served on the boards of Capital One Financial Corporation (NYSE: COF) from 1995 to 2017, Computer Network Technology Corporation from 1997 to 2006, Mobius Management System, Inc. from 2002 to 2007 and Taleo Corporation from 2006 to 2012. He holds a B.S.E. from Rensselaer Polytechnic Institute, an M.S.E. from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business.

Mr. Gross currently serves, or has served, on the boards of several educational organizations including Sidwell Friends School since 2016 (having previously served from 1980-1988 and 1992-2000) and D.C. Preparatory Academy, a Washington, D.C. charter school system with 1,800 preK-8th grade students.  He also serves on the boards of Stanford Institute for Economic Policy Research, the Committee for Economic Development, the Foreign Policy Association and the World Affairs Council of Washington, D.C. (which he co-founded).

Our Board of Directors believes that Mr. Gross is particularly qualified to serve as a director based on his demonstrated leadership abilities, business judgment, and extensive experience in management, information technology, software, and his education. Mr. Gross’ finance and operations experience qualify him as an audit committee financial expert, and his long-tenured service on other public company boards provides significant insight into the Company’s corporate governance.

George A. Logue was elected to serve as a director on our Board in March 2018.  He serves on the Compensation and Audit Committees. Mr. Logue has served as the President of Logue Educational Consulting since January 2016.  Before becoming an independent consultant, he served in a number of executive roles with Cambium Learning Group, Inc., including as President of the Voyager Sopris Learning business segment from March 2013 to January 2016 and President of the Sopris Learning business unit from January 2009 to March 2013. Mr. Logue has also served in leadership positions with Houghton Mifflin Company, including President of the School Division and Senior Vice President for Sales and Marketing. He holds a B.S. in Education from Boston University and a Master's in Education from Bridgewater State University.

Our Board of Directors believes that Mr. Logue is particularly qualified to serve as a director based on his extensive experience in education, technology, sale and marketing and management gained throughout his career with Cambium and Houghton Mifflin as well as his consulting engagements.  He also has a deep familiarity with Rosetta Stone's business and industry, particularly its Literacy business segment.

Jessie Woolley-Wilson has served as a director on our Board since October 2017. She serves on the Compensation Committee.  Ms. Woolley-Wilson is currently Chair, President and CEO of DreamBox Learning, a provider of innovative educational math solutions. From May 2007 until August 2010, Ms. Woolley-Wilson served as president of Blackboard Inc.’s K-12 Group. From 2002 to 2006, she served in various positions with LeapFrog Enterprises, including as President of

LeapFrog School House, the K-12 division of LeapFrog. Ms. Woolley-Wilson has also served in positions of leadership at collegeboard.com, the interactive division of the College Board, and at Kaplan, a leading test preparation company in the U.S. Ms. Woolley-Wilson currently serves on the boards of several educational organizations, including Newsela, Western Governors University Board of Trustees and Ursuline Academy. She is also on the board of Boeing Employees Credit Union. Ms. Woolley-Wilson has been a featured speaker at international events including TEDx Rainer, SXSWedu, and DENT, as well as a moderator for the Aspen Institute. Ms. Woolley-Wilson holds an MBA from Harvard Business School and a B.A. from the University of Virginia. She is also a 2007 Henry Crown Fellow.

Our Board of Directors believes that Ms. Woolley-Wilson is particularly qualified to serve as a director based on her deep familiarity with Rosetta Stone's business and industry, particularly in the educational technology space. She has extensive experience in technology and management gained throughout her career with DreamBox and LeapFrog, and brings unique perspectives to the Board with regard to addressing strategic and operational issues.

EXECUTIVE OFFICERS

The name, age and position(s) held by each of our executive officers, as of March 18, 2019, are set forth in the table below.

Name	Age	Position(s) Held with the Company
A. John Hass III	53	Chairman of the Board and Chief Executive Officer
Nicholas C. Gaehde	58	Co-President and President of Literacy
Mathew N. Hulett	48	Co-President and President of Language
Thomas M. Pierno	57	Chief Financial Officer
Sonia Galindo	50	General Counsel and Secretary

Biographical information for Mr. Hass is set forth above under “Our Board of Directors and Nominees—Directors Not Standing for Election.” Biographical information for each of our other executive officers is set forth below.

Nicholas C. Gaehde was appointed Co-President of Rosetta Stone effective January 1, 2019 and has served as President of Literacy since August 2017.  Mr. Gaehde has been with Lexia Learning, or Lexia, a subsidiary of Rosetta Stone since 2005 and became a member of Rosetta Stone’s leadership team in 2013.  Mr. Gaehde has deep industry experience in literacy, software development and K–12 educational publishing. Having guided Lexia through several transformations, he has maintained a keen focus on Lexia’s mission to help improve student literacy in schools and districts throughout the United States. Prior to joining Lexia, Mr. Gaehde served as President of Educators Publishing Service, Inc., a publisher of literacy solutions for the K–8 market. Before that, he held product management and marketing positions at Vertigo Development Group, Lotus Development Corporation, and New England Business Service. Mr. Gaehde received his B.A. in Psychology from Pitzer College and a Master's from Boston University's School of Management.

Mathew N. Hulett was appointed Co-President of Rosetta Stone effective January 1, 2019 and has been President of Language at Rosetta Stone since August 2017.  Mr. Hulett joined Rosetta Stone from Pioneer Square Labs, a Seattle-based startup studio where he served as Entrepreneur in Residence from May to July 2017. Prior to that, from October 2015 to March 2018, he served as Entrepreneur in Residence at Voyager Capital, an information technology venture capital firm.  From December 2015 to April 2017, Mr. Hulett served as the Chief Product Officer at TINYpulse, a privately held SaaS-based Human Resources technology provider, where he was responsible for driving product strategy, design and development. From May 2013 to September 2015, Mr. Hulett served as the Chief Executive Officer of Click Sales, Inc. (dba ClickBank), a privately held, top-100 internet retailer that provides digital lifestyle products to customers in 190 countries. Prior to

ClickBank, Mr. Hulett served as Senior Vice President of RealNetwork’s games division from August 2010 to May 2013, where he led the right-sizing effort of the traditional gaming business and led the business’ turnaround strategy pivot into social and mobile gaming. He has also held the CEO role at AdXpose and was President of the corporate travel division of Expedia.  He received his B.S. in Marketing and Information Systems from the University of Washington.

Thomas M. Pierno has served as our Chief Financial Officer since May 2012. Prior to joining Rosetta Stone, Mr. Pierno was Chief Financial Officer at Vertis Communications, Inc. (“Vertis”), a marketing communications firm from May 2011 to April 2012, and while there, also directed supply chain and information technology operations. Prior to joining Vertis, Mr. Pierno held the position of Vice President, Financial Planning and Treasury at Comverse, a global provider of software and systems, from February 2010 to April 2011, where he was responsible for worldwide budgets, forecasts and treasury operations. Before joining Comverse, Mr. Pierno served in several executive positions at AOL from 1998 to 2009, notably Senior Vice President and Controller. Prior to joining AOL, Mr. Pierno was Chief Financial Officer at World Color Press, Inc., a publicly traded company that prints magazines, catalogs, direct mail and books, from 1994 to 1998. He began his career at Ernst & Young as a Certified Public Accountant. Mr. Pierno holds a B.B.A. in Accounting and an M.B.A. from Pace University.

Sonia Galindo was appointed General Counsel and Secretary of Rosetta Stone in January 2015.  Prior to joining Rosetta Stone, Ms. Galindo served as Vice President, Associate General Counsel - Corporate and Corporate Secretary at Keurig Green Mountain, Inc. from 2012 to 2014.  Ms. Galindo has over 20 years of legal experience in government, law firm and in-house counsel roles, including Ethics and Employment Counsel at the Bill & Melinda Gates Foundation from 2008 to 2011 and Assistant General Counsel and Assistant Corporate Secretary at McCormick & Co., Inc., from 2005 to 2008. Earlier in her legal career, Ms. Galindo held positions with Blank Rome LLP, Whiteford, Taylor & Preston LLP, and the U.S. Securities and Exchange Commission, Division of Corporation Finance.  Prior to her practice of law she was a financial analyst at Citicorp.  She received her B.A. in Finance and B.S. in Economics from Hood College in Frederick, Maryland and her Juris Doctor from John Marshall Law School in Chicago, Illinois.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Rosetta Stone is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and Code of Ethics and Business Conduct are available on the investor relations section under the corporate governance page of our corporate website, www.rosettastone.com. Alternatively, you can request a copy of any of these documents by writing to the General Counsel and Secretary at: Rosetta Stone Inc., 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to directors and all employees, including our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.rosettastone.com.  We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding an amendment to, or waiver concerning a material departure of a provision of our Code of Ethics and Business Conduct involving our principal executive, financial or accounting officer or controller by posting such information on our website.

Director, Officer and Employee Hedging

To ensure that the interests of our directors, officers and employees are fully aligned with those of stockholders in general, our Insider Trading Compliance Policy prohibits our directors, officers and employees from engaging in short-term or speculative transactions including selling our stock “short” and transacting in publicly-traded options, warrants, puts and calls or similar instruments on our securities that are designed to hedge or offset any decrease in the market value of our common stock.

Composition of Our Board of Directors; Classified Board

Our Board of Directors currently consists of seven members, six of whom are non-employee members and are considered independent under NYSE rules.  Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Our bylaws provide that our Board of Directors is divided into three classes of directors, each serving a staggered three-year term. As a result, one class of our Board of Directors will be elected at each annual meeting for three-year terms.

Our Board of Directors is classified as follows:

•

David Nierenberg and Steven P. Yankovich are designated Class I Directors whose terms will expire at our upcoming Annual Meeting; if re-elected at our upcoming 2019 Annual Meeting, these directors will have terms that expire at our 2022 Annual Meeting of Stockholders;

•	A. John Hass III and Laurence Franklin are designated Class II Directors whose terms will expire at our 2020 Annual Meeting of Stockholders; and
•	Patrick W. Gross, George A. Logue and Jessie Woolley-Wilson are designated Class III Directors whose terms will expire at our 2021 Annual Meeting of Stockholders.

Our bylaws provide that any vacancy created by a resignation of a director shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director.  Any director may resign at any time upon notice to the Company and such resignation is effective upon the delivery of the resignation, unless the resignation specifies a later effective date or an effective date determine upon the happening of an event or events.  Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as reasonably possible, each class will consist of one-third of the directors. The classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company. Our certificate of incorporation further provides for the removal of a director only for cause and by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of our directors.

Director Independence

Our Board of Directors has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our Board of Directors has determined that all of our directors, other than our Chairman and Chief Executive Officer, A. John Hass III, are “independent directors” and meet the independence requirements under the listing standards of the NYSE and rules and regulations of the SEC.  The Board of Directors also has determined that Caroline Tsay, who served as a member of the Board of Directors until June 2018, had no material relationships with us during her period of Board service and was independent under NYSE listing standards.

Our Corporate Governance Guidelines provide that the non-management directors will regularly meet in executive session, without management present. As required under applicable NYSE listing standards, in the year ended December 31, 2018, our non-management directors met in regularly scheduled executive sessions at which only non-management directors were present.  As Lead Director, Mr. Gross presided over these sessions. Mr. Gross is an “independent director” and meets the independence requirements under the listing standards of the NYSE.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer in a way that is in the best interest of the Company at any given point of time. The Board of Directors may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chairman of the Board and/or the Chief Executive Officer.

Our Board of Directors appointed Mr. Hass to serve as Chief Executive Officer and Chairman of the Board effective April 1, 2016.  Mr. Hass previously served as a director since November 2014.  We believe that as Chief Executive Officer, Mr. Hass is in the best position to focus the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. At any time that the Chairman of the Board is not an individual who is independent under the rules of the NYSE, the Board of Directors will appoint a Lead Independent Director elected by the independent directors, with broad authority and responsibility over Board governance and operations. This structure allows one person to speak for and lead both the Company and the Board of Directors, while also providing for effective independent board oversight through a Lead Independent Director.

The Lead Independent Director has the following authority, as detailed in the Company’s Corporate Governance Guidelines:

•	preside at all meeting of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•	serve as a liaison between the Chairman of the Board and the independent directors;
•	approve information sent to the Board;
•	approve meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•	call meetings of the independent directors.

Mr. Gross acted as Lead Independent Director from February 2012 to May 2013 until he was appointed Chairman of the Board in May 2013. Mr. Gross served as Chairman of the Board until Mr. Hass was appointed as Chairman of the Board, effective April 1, 2016. In light of Mr. Gross’ experience, the independent directors re-elected Mr. Gross as Lead Independent Director on April 1, 2016. Mr. Gross also serves as a member of our Audit, Compensation, Corporate Governance and Nominating, Business Advisory and Transactions Committees.

The Board of Directors oversees risk by actively reviewing management decisions and financial controls at both the full Board and Board committee levels. The Board of Directors takes a hands-on role in risk management practices in such areas as credit risk, liquidity risk, and operational risk by obtaining detailed reports from management, maintaining continuous dialogue with management, and providing extensive input on material corporate decisions. The Board of Directors extensively oversees management, particularly through periodic conferences between the Chief Executive Officer and certain members of the Board of Directors. The extent of the Board of Directors’ oversight function has the effect of solidifying the Board’s leadership structure by providing excellent knowledge of the day-to-day workings of the Company to the Board of Directors.

Committees of our Board of Directors

Our Board of Directors has established the following standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee. In addition to the standing committees, our Board of Directors also established the following ad hoc special advisory committees: the Business Advisory Committee and the Transactions Committee.

The Audit Committee assists our Board of Directors in risk oversight by reviewing and discussing policies with management and the independent auditor regarding our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, as part of its independent auditor and internal audit oversight, also reviews and discusses the effectiveness of our disclosure controls and internal control over financial reporting and the performance of the internal audit function. The Audit Committee also directs and monitors our implementation of our corporate-wide compliance program, and oversees the periodic review and assessment of the effectiveness of our compliance program.

The Compensation Committee oversees the design and administration of the Company’s executive compensation programs to promote an environment that does not encourage unnecessary and excessive risk-taking, including with respect to the Policy on Recoupment of Performance Based Compensation (“Clawback Policy”). The Compensation Committee also reviews our compensation practices against best practices with respect to “say on pay” philosophies and guidelines.

The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and evaluates the Board of Directors’ corporate governance guidelines and other Board and committee processes.

The Business Advisory Committee, a special ad hoc advisory committee, provides operational and strategic thought-partnership to business leadership.

The Transactions Committee is a special ad hoc advisory committee formed to review strategic transactions and operational alternatives for the Company.

Our Board of Directors receives periodic reports from each of these committees on their activities.

Attendance at Meetings

Our Board of Directors held nine meetings during the year ended December 31, 2018. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by our Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served, during the period for which he or she served.  The following table sets forth the committees of our Board of Directors, the number of meetings held by each committee in 2018 and the membership of each committee as of December 31, 2018.

Name	Audit	Compensation	Corporate Governance and Nominating	Business Advisory	Transactions
Laurence Franklin	C		M	M	M
Patrick W. Gross	M	M	M	M	M
George Logue (1)(2)	M	M		M	M
David Nierenberg	M	C	M	M	M
Jessie Woolley-Wilson		M
Steven P. Yankovich (2)	M		C	M	M
Total Number of Meetings Held in 2018	7	4	5	None	4

C  = Chair

M = Member

(1)	Mr. Logue was appointed to the Board of Directors and the Compensation Committee in March 2018.
(2)	Messrs. Logue and Yankovich were appointed to the Audit Committee in November 2018.

Directors are encouraged, but not required, to attend our annual meeting of stockholders. Three of the eight then-serving members of our Board of Directors attended the 2018 Annual Meeting of Stockholders.

Audit Committee

Currently, our Audit Committee consists of Laurence Franklin, who serves as the Chair, Patrick W. Gross, George A. Logue, David Nierenberg and Steven P. Yankovich, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each member of our Audit Committee meets the requirements of financial literacy under the rules of the NYSE. Messrs. Franklin, Gross and Nierenberg serve as our audit committee financial experts, as defined under SEC rules. Messrs. Franklin, Gross, Logue, Nierenberg and Yankovich are independent as such term is defined in Rule 10A-

3(b)(1) under the Exchange Act.  No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Rosetta Stone.

Under its charter, our Audit Committee is responsible for, among other things:

•	approving the appointment, retention and termination of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	evaluating the qualifications, performance and independence of our independent auditors;
•

monitoring, and discussing with management, the guidelines and policies governing the process by which the Company assesses and handles major financial risk exposures and the steps management has taken to monitor and control risk management;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Our Board of Directors has adopted a written charter, reviewed annually, for the Audit Committee, which is available on our website at www.rosettastone.com.

Report of the Audit Committee of the Board of Directors

During the fiscal year ended December 31, 2018, our Audit Committee met seven times. In the exercise of the Audit Committee’s duties and responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee regarding independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, including its review and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal year 2018 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Members of the Audit Committee

Laurence Franklin (Chair)David Nierenberg

Patrick W. GrossSteven P. Yankovich

George A. Logue

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Compensation Committee

Our Compensation Committee consists of David Nierenberg, who serves as the Chair, Patrick W. Gross, George A. Logue and Jessie Woolley-Wilson, each of whom is a non-employee member of our Board of Directors. During the fiscal year ended December 31, 2018, our Compensation Committee met four times. Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the requirements of the NYSE.

Under its charter, our Compensation Committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity-based awards, executive employment agreements, severance and change in control arrangements, and any other special benefits, compensation or arrangements;

•	reviewing and approving annual goals and objectives, bonus criteria and equity guidelines for our executive officers;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules and regulations;
•	preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement;
•	administering, reviewing and making recommendations with respect to our equity-based compensation plans; and
•	appointing, compensating and overseeing compensation consultants and other advisors.

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems necessary or advisable from time to time, provided, that any such subcommittee shall report any actions taken by it to the full Compensation Committee at its next regularly scheduled meeting.

For 2018, the Compensation Committee engaged its existing outside independent compensation consultant, Exequity.  However, management consulted Exequity only on a very limited basis in 2018, primarily to provide the Compensation Committee with an update on regulatory developments.

Our Board of Directors has adopted a written charter, reviewed annually, for the Compensation Committee, which is available on our website at www.rosettastone.com.

Compensation Committee Interlocks and Insider Participation

The following directors were members of the Compensation Committee for some or all of 2018: David Nierenberg, Patrick W. Gross, George A. Logue, Caroline J. Tsay and Jessie Woolley-Wilson.  None of the members of the Compensation Committee during 2018 was an officer or employee of the Company or any of its subsidiaries, during the period he or she served, and none has had a relationship with the Company or any of its subsidiaries since the beginning of 2018 that would be required to be disclosed as a transaction with a related person.  No member of the Compensation Committee was formerly an officer of the Company.  None of our executive officers has served as a member of the board of directors or compensation committee of any entity at any time during which an executive officer of such other company served on our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Steven P. Yankovich, who serves as the Chair, Patrick W. Gross, Laurence Franklin, and David Nierenberg, each of whom is a non-employee member of our Board of Directors. During the fiscal year ended December 31, 2018, our Corporate Governance and Nominating Committee met five times.

Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee satisfies the requirements for independence under the NYSE rules.

Under its charter, our Corporate Governance and Nominating Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying prospective director nominees and recommending director nominees for each annual meeting of stockholders to our Board of Directors;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;
•	reviewing succession planning for our Chief Executive Officer;
•	overseeing the evaluation of our Board of Directors;
•	determining the compensation of our directors; and
•	recommending members for each committee of our Board of Directors.

Our Corporate Governance and Nominating Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Rosetta Stone. The Corporate Governance and Nominating Committee relies on its knowledge and relationships and the knowledge and relationships of our officers and other directors, as well as third parties when it deems appropriate, to identify and evaluate nominees for director, including nominees recommended by stockholders. With respect to nominees recommended by stockholders, our Corporate Governance and Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees, as set forth in the Company’s Policy Governing Director Qualifications and Nominations, which is available on our website at www.rosettastone.com.

Our Board of Directors has adopted a written charter, reviewed annually, for the Corporate Governance and Nominating Committee, which is available on our website at www.rosettastone.com.

Ad Hoc Special Advisory Committees

Business Advisory Committee

In May 2016, the Board of Directors formed the Business Advisory Committee to provide operational and strategic thought-partnership to the Language business leadership.

The Business Advisory Committee consists of Laurence Franklin, who serves as the Chair, Patrick W. Gross, George A. Logue, David Nierenberg and Steven P. Yankovich, each of whom is a non-employee member of our Board of Directors. The directors are not compensated separately for serving on this Committee. The Business Advisory Committee held no meetings during fiscal year 2018 as the responsibilities of this Committee have been addressed by the full Board of Directors.

Transactions Committee

In June 2015, the Board of Directors formed a special ad hoc advisory committee to review strategic transactions and operational alternatives for the Company.

The Transactions Committee consists of Laurence Franklin, Patrick W. Gross, George A. Logue, David Nierenberg and Steven P. Yankovich, each of whom is a non-employee member of our Board of Directors. The directors are not compensated separately for serving on this Committee. The Transactions Committee held four meetings during fiscal year 2018.

Policy Governing Director Qualifications and Nominations

We seek directors who possess, at a minimum, the qualifications and skills described below as set forth in our Policy Governing Director Qualifications and Nominations. We consider diversity in our nomination of directors, which may include, but is not limited to, diversity with respect to race, gender and areas of expertise.  In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using its diversity of backgrounds and experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills, and attributes when recommending candidates to our Board of Directors.  The Board of Directors assesses its effectiveness in this regard as part of its annual Board of Directors evaluation process.

Our Corporate Governance and Nominating Committee must be satisfied that each Committee-recommended nominee meets the following minimum qualifications:

•	the candidate shall exhibit high standards of integrity, commitment, and independence of thought and judgment;
•	the candidate shall be committed to representing the long-term interests of our stockholders;
•	the candidate shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;
•	to the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings; and
•	the candidate meets any other minimum qualifications and other criteria for board membership approved by our Board of Directors from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee shall recommend that our Board of Directors select persons for nomination to help ensure that:

•

a majority of the Board of Directors is “independent” in accordance with the standards, if any, promulgated by the SEC, or any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company;

•	each of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee is comprised entirely of independent directors; and
•

at least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC and financial sophistication requirements under NYSE rules.

In addition to any other standards our Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the Committee may consider the following factors when selecting and recommending that our Board of Directors select persons for nomination:

•	whether the candidate has direct experience in our industry or in the markets in which we operate;
•	whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience;
•	whether the candidate has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;
•	whether the candidate is accomplished in his or her respective field, with strong credentials and recognition; and/or
•	whether the candidate is well-regarded in the community.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

The Compensation Committee is responsible for the review and oversight of non-employee director compensation of our Board of Directors in relation to the market and our peer data. We have adopted a compensation policy under which our non-employee directors receive an annual retainer for Board and committee membership, as well as an annual equity award.  An additional retainer is also provided to individuals who serve as chair of a committee or the Board. After reviewing non-employee director compensation market data, the Compensation Committee determined not to make changes to the non-employee director compensation policy in 2018.

The current non-employee director compensation policy provides that each non-employee director will receive the following compensation for Board and Committee services:

•	an annual retainer for Board membership of $40,000 paid in cash, nonqualified stock options (“NQSOs”) or restricted stock units (“RSUs”) at the choice of the director;
•	an annual retainer of $40,000 for chairing the Board of Directors, paid in cash, NQSOs or RSUs at the election of a non-employee Chairman of the Board;
•	an annual retainer of $15,000 for acting as Lead Director of the Board of Directors, paid in cash, NQSOs or RSUs at the choice of the Lead Director;

•

an annual retainer of $20,000 for chairing the Audit Committee, $10,000 for chairing the Compensation Committee, and $5,000 for chairing the Corporate Governance and Nominating Committee, each paid in cash, NQSOs or RSUs at the choice of the director;

•	an annual retainer of $10,000 for serving as a member of one or more Board committees (regardless of the number of committees served), paid in cash, NQSOs or RSUs at the choice of the director; and
•	an annual grant of equity with a fair market value as of the date of grant of $100,000 comprised of:
•	50% NQSOs vesting quarterly over one year conditioned upon the director’s continued service on our Board of Directors during that year; and
•

50% RSUs vesting quarterly over one year conditioned upon the director’s continued service on our Board of Directors during that year and which will be paid out in shares of our common stock following the recipient director’s separation from service from the Company.

All cash retainers will be paid annually upon the approval of the Board of Directors, with one-fourth of the total paid quarterly in arrears. Additionally, in the event of a change to the designated chair for a Board committee, the annual retainer for chairing the committee will be prorated based on the number of days the chair held the position. Non-employee directors are also encouraged to accumulate stock ownership, including ownership of RSUs, equal in value to three times the annual retainer for Board membership within three years of their appointment to the Board of Directors. All of our directors have achieved or are on course to achieve this threshold based on their applicable tenure and equity elections.

Non-Employee Director Compensation Table

The following table summarizes the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Total ($)
Laurence Franklin (3)	30,000	50,000	90,000	170,000
Patrick W. Gross	—	50,000	115,000	165,000
George A. Logue	11,250	59,863	101,767	172,880
David Nierenberg	—	110,000	50,000	160,000
Caroline J. Tsay (4)	12,500	—	—	12,500
Jessie Woolley-Wilson	—	90,000	60,000	150,000
Steven P. Yankovich	7,679	50,000	95,000	152,679

(1)

Amount represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), of the options to acquire shares of common stock granted on June 18, 2018 at an exercise price of $16.12 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four equal quarterly installments from the date of grant. In the case of Mr. Logue, who joined the Board of Directors effective March 5, 2018, the amount also includes the grant date fair value of a grant of options he received on March 5, 2018, at an exercise price of $13.72 per share, which was the closing price per share of our common stock on the NYSE on the grant date; such options vested on May 19, 2018.  Information about the assumptions used to value these awards can be found in Note 9 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 6, 2019.

(2)

Amount represents the aggregate grant date fair value of RSUs granted on June 18, 2018. The RSUs vest in four equal quarterly installments from the date of grant and will be paid out in shares of our common stock when the recipient director retires or terminates his or her service on our Board of Directors. In the case of Mr. Logue, the amount also includes the grant date fair value of RSUs granted to Mr. Logue on March 5, 2018 and which vested on May 19, 2018; the RSUs will be paid out in shares of our common stock when Mr. Logue retires or terminates his service on our Board of Directors.
(3)	Cash payments were made directly to LF Enterprises LLC.
(4)	Ms. Tsay resigned from the Board of Directors effective June 18, 2018.

Outstanding Option and RSU Awards for Non-Employee Directors at December 31, 2018

The following table provides information on the outstanding stock options and RSUs held by our non-employee directors as of December 31, 2018.

Name	Aggregate Number of Shares Subject to Outstanding Options (#)	Aggregate Number of Shares Subject to Outstanding RSUs (#)
Laurence Franklin	76,529	55,078
Patrick W. Gross	89,517	75,506
George A. Logue	9,056	6,495
David Nierenberg	60,511	34,571
Jessie Woolley-Wilson	20,035	9,605
Steven P. Yankovich	50,901	39,421

STOCKHOLDER MATTERS

Stockholder Communications with our Board of Directors

Stockholders and other interested parties may communicate with our full Board of Directors, our Chairman of the Board of Directors or the independent directors as a group.  To do so, an interested party may address any inquiries, items for discussion or other materials to a particular director or to our Board in care of our General Counsel and Secretary at the following address: Rosetta Stone Inc., 1621 North Kent Street, Suite 1200, Arlington, VA 22209. Our General Counsel and Secretary, or designated staff members in the office of the General Counsel, will review these submissions and forward messages to the intended recipient members of our Board, as appropriate. Responses to any such submissions will be at the discretion of the relevant Board members or our General Counsel. Communications may also be referred to other departments within our Company. We generally will not forward to our Board communications that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that request general information about our Company.

Stockholder Recommendations of Director Candidates

Our Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A stockholder seeking to recommend a candidate for the Corporate Governance and Nominating Committee’s consideration should submit such candidate’s name and qualifications to: Corporate Governance and Nominating Committee, c/o General Counsel and Secretary, Rosetta Stone Inc., 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209.

Stockholder Proposals and Nominations for the 2020 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal to be included in our 2020 proxy statement must submit the proposal, in writing, so that our General Counsel and Secretary receives it at our principal executive offices, located at 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209, by the close of business on December 7, 2019, which is 120 calendar days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders.  In addition, our stockholders must comply with other  requirements of the SEC related to stockholder proposals that are to be included in proxy statements as set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Any stockholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at our annual meeting of stockholders must provide timely written notice of the proposal or nomination to our General Counsel and Secretary, at our principal executive offices.  To be timely for our 2020 Annual Meeting of Stockholders, the stockholder’s notice must be received between January 17, 2020 and February 16, 2020, which is 120 to 90 days prior to the one year anniversary of the upcoming 2019 Annual Meeting. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC.

Our bylaws provide that if a stockholder wishes to nominate a person for election as director or to propose other business to be considered at an annual meeting of stockholders, that the stockholder must follow the procedures contained in our bylaws. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our General Counsel and Secretary and at the time of our annual meeting, and be entitled to vote at the annual meeting. The proposal or nomination must be received by our General Counsel and Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting and not later than the close of business on the 90th day prior to such anniversary, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day of our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our General Counsel and Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•

all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•

a completed questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our General Counsel and Secretary upon written request; and

•

a written representation and agreement, in the form provided by our General Counsel and Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters, including our Corporate Governance Guidelines, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•	a brief description of the business desired to be brought before the annual meeting;
•	the reasons for conducting such business at the annual meeting;
•

the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment;

•	any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
•

a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any;
•	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner;
•

any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any;

•

any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities;
•	any short interest in any of our securities of the stockholder or beneficial owner;
•	any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares;
•

any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner; and

•

any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our General Counsel and Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table shows shares of our common stock that, to our knowledge, are owned as of the Record Date, March 18, 2019, by:

•	each of our named executive officers (as defined in “Compensation Discussion and Analysis”);
•	each director and nominee;
•	all current directors, nominees and executive officers as a group; and
•	each stockholder beneficially owning more than five percent of our common stock.

Unless indicated in the notes to the table, to our knowledge each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Rosetta Stone Inc., 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209.

We calculated the percentage of shares outstanding based on shares of common stock outstanding on March 18, 2019. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days after March 18, 2019, and (2) shares issuable upon settlement of RSUs that are vested, or will become vested within 60 days after March 18, 2019. Those shares are deemed to be outstanding and beneficially owned by the person holding such options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers:
A. John Hass III (1)	1,323,310	5.5%
Nicholas C. Gaehde (2)	126,000	*
Mathew N. Hulett (3)	53,604	*
Thomas M. Pierno (4)	361,783	1.5%
Sonia Galindo (5)	137,778	*
Directors:
Laurence Franklin (6)	149,001	*
Patrick W. Gross (7)	267,267	1.1%
George A. Logue (8)	14,491	*
David Nierenberg (9)	804,749	3.5%
Jessie Woolley-Wilson (10)	25,395	*
Steven P. Yankovich (11)	87,007	*
All current directors, nominees and executive officers as a group (11 people)	3,350,385	13.5%
Other 5% Stockholders:
T. Rowe Price Associates, Inc. (12)	2,882,775	12.5%
Renaissance Technologies LLC (13)	1,782,300	7.7%
Osmium Partners, LLC (14)	1,647,475	7.1%
TimesSquare Capital Management, LLC (15)	1,610,725	7%
BlackRock, Inc. (16)	1,356,571	5.9%

* Indicates ownership of 1% or less.

(1)

Includes 803,172 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019.  Also includes 129,930 shares of restricted stock that continue to be subject to forfeiture restrictions and 3,067 shares of common stock underlying vested RSUs that will be issued to Mr. Hass upon the termination of his service on the Board.

(2)

Includes 45,315 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019.  Also includes 40,461 shares of restricted stock that continue to be subject to forfeiture restrictions.

(3)	Includes 47,645 shares of restricted stock that continue to be subject to forfeiture restrictions.
(4)

Includes 236,293 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019.  Also includes 43,001 shares of restricted stock that continue to be subject to forfeiture restrictions.

(5)

Includes 60,953 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019.  Also includes 39,477 shares of restricted stock that continue to be subject to forfeiture restrictions.

(6)

Includes 72,030 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019 and 53,682 shares of common stock underlying vested RSUs that will be issued to Mr. Franklin upon the termination of his service on the Board.

(7)

Includes 87,676 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019 and 73,722 shares of common stock underlying vested RSUs that will be issued to Mr. Gross upon the termination of his service on the Board.  Also includes 73,501 shares owned by Mr. Gross’s spouse and 32,368 shares owned by the Stephanie Gross Trust as to which Mr. Gross disclaims beneficial ownership.

(8)

Includes 7,215 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019 and 5,176 shares of common stock underlying vested RSUs that will be issued to Mr. Logue upon the termination of his service on the Board.

(9)

Includes 56,461 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019 (the “Nierenberg NQSOs”) and 33,795 shares of common stock underlying vested RSUs (the “Nierenberg RSUs”) that will be issued to Mr. Nierenberg upon the termination of his service on the Board.  Also includes shares of common stock owned by The D3 Family Fund, L.P. (“Family Fund”), The D3 Family Bulldog Fund, L.P. (“Bulldog Fund”), and Haredale, Ltd. (“Haredale”), for which the Nierenberg Investment Management Company, Inc. (“NIMCO”) and the Nierenberg Investment Management Offshore, Inc. (“NIMO”) serve as general partners.  Mr. Nierenberg serves as the President of NIMCO and NIMO.  Under the partnership agreements governing the funds, all compensation payable to Mr. Nierenberg for his Board service, including the Nierenberg NQSOs and Nierenberg RSUs, is required to be assigned to the funds.  Accordingly, the Nierenberg NQSOs and Nierenberg RSUs are deemed to be owned indirectly by the Family Fund and the Bulldog Fund.  Mr. Nierenberg has shared voting and investment power over all the shares reported.  The address of the Family Fund, the Bulldog Fund, Haredale, NIMCO, NIMO and Mr. Nierenberg is The D3 Family Funds, 19605 N.E. 8th Street, Camas, Washington 98607.

(10)

Includes 16,721 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019 and 8,674 shares of common stock underlying vested RSUs that will be issued to Ms. Woolley-Wilson upon the termination of her service on the Board.

(11)

Includes 49,060 shares of our common stock subject to options which are exercisable within 60 days after March 18, 2019 and 37,947 shares of common stock underlying vested RSUs that will be issued to Mr. Yankovich upon the termination of his service on the Board.

(12)	Ownership information is based on Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc., whose address is 100 East Pratt Street, Baltimore, Maryland 21202.
(13)	Ownership information is based on Schedule 13G/A filed with the SEC on February 13, 2019 by Renaissance Technologies LLC, whose address is 800 Third Avenue, New York, New York 10022.
(14)

Ownership information is based on the Schedule 13G/A filed with the SEC on February 14, 2019 by Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP, Osmium Special Opportunity Fund, LP and John H. Lewis, whose address is Osmium Partners, LLC, 300 Drakes Landing Road, Suite 172, Greenbrae, California 94904, Attention:  John H. Lewis. Includes 92,020 shares of our common stock that are beneficially owned by John H. Lewis, over which he has sole voting power as Principal of Osmium Partners, LLC.

(15)	Ownership information is based on Schedule 13G filed with the SEC on February 14, 2019 by TimesSquare Capital Management, LLC, whose address is 7 Times Square, 42nd Floor, New York, New York 10036.
(16)	Ownership information is based on the Schedule 13G filed with the SEC on February 8, 2019 by BlackRock Inc., whose address is 55 East 52nd Street, New York, New York 10055.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than ten percent of our common stock, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year ended December 31, 2018, all required filings were timely made.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Members of the Compensation Committee:

David Nierenberg (Chair)

Patrick W. Gross

George A. Logue

Jessie Woolley-Wilson

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (CD&A) provides a detailed description of the key practices and philosophies of our executive compensation program.  We believe our executive compensation program demonstrates our ongoing commitment to align executive compensation with Company and individual performance, the interests of our stockholders and evolving best practices. In particular, the CD&A focuses on the 2018 compensation of the following executive officers, our "named executive officers" or “NEOs,” whose compensation information is presented in this proxy statement.

Named Executive Officer	Title
A. John Hass III	Chief Executive Officer
Nicholas C. Gaehde (1)	Co-President and President, Literacy
Mathew N. Hulett (2)	Co-President and President, Language
Thomas M. Pierno	Chief Financial Officer
Sonia Galindo	General Counsel and Secretary

(1)	Mr. Gaehde was promoted to President, Literacy as of August 21, 2017 and was appointed Co-President of the Company as of January 1, 2019.
(2)	Mr. Hulett was appointed as President, Language as of August 4, 2017 and as Co-President of the Company as of January 1, 2019.

The CD&A is divided into the following sections:

•	Executive Summary
•	Elements of our Executive Compensation Program for Fiscal Year 2018
•	Compensation of our Named Executive Officers
•	Compensation of our Chief Executive Officer
•	Determining the Amount of Each Element of Executive Compensation
•	Overview of our Executive Compensation Program for Fiscal Year 2018
•	Compensation Policies and Practices as They Relate to Risk Management

Executive Summary

Rosetta Stone is dedicated to changing people’s lives through the power of language and literacy education. Our innovative solutions drive learning outcomes for learners around the world. Our Language business uses cloud-based solutions to help all types of learners read, write and speak more than 30 languages.  Lexia Learning, Rosetta Stone’s literacy education division, helps students build fundamental reading skills through its rigorously researched, independently evaluated, and widely respected instruction and assessment programs.

Our executive compensation program is designed to attract, motivate and retain key talent and to achieve accountability for performance by linking compensation to the achievement of measurable performance objectives, without assuming excessive risks.  The program is administered under a thoughtful, deliberate, and iterative process.  It includes reviews of our peer group and executive compensation market practices, the recommendations of our Chief Executive Officer, and our Compensation Committee’s assessment of the effectiveness of our compensation program.

Transforming the Business

Since 2013, the Company has undertaken a number of initiatives to transform its business from one dominated by a transactional consumer language business to a subscription-based language and literacy education company.  Our accomplishments include the following:

Literacy Business

•	acquired Lexia Learning in August 2013
•	grew bookings at a 26% compound annual growth rate (“CAGR”) from 2014-2018
•	achieved license growth at the school level at a 44% CAGR from 2013-2018
•

developed a robust portfolio of digital instruction and assessment products serving the literacy needs of schools and districts from kindergarten through 12th grade, beyond its original focus on grades K-5

•	restructured the sales and implementation services teams, including transitioning from a reseller sales structure to a direct, national sales team, supported by a robust field service network
•

increased the total number of students served by over 120% from approximately 1.7 million in December 2013 to approximately 3.8 million in December 2018, which, as of December 2018, represents approximately 17,000 schools

Language Business

•	completed the transition of the Consumer Language business to a subscription-based model from a one-time CD- and digital download-based sales model, with 487,000 subscribers at December 31, 2018
•	developed mobile apps for iOS and Android while adding new features and functionality
•	introduced new products in our Enterprise & Education Language business including our Catalyst product for corporate customers
•	repositioned our Enterprise & Education Language business by focusing direct sales in key geographies and customer segments and partnering with resellers in other geographies
•	reduced costs in the Language business as it transitioned to be able to focus investment in the Literacy business

Corporate

•	appointed members of the management team and Board of Directors with experience in, among other things, K-12 education, consumer products, marketing and finance and corporate turnarounds
•	leveraged our content, tools, technology, pedagogy and brand through relationships with partners in markets around the world including Japan and South Korea
•	reduced total operating expenses, net of our investments in our Literacy business, by over $120 million from 2014 through 2017
•	solidified our balance sheet and achieved our accomplishments without incurring debt

Fiscal Year 2018

In 2018, Rosetta Stone focused on a number of strategic initiatives to continue transforming the company into a global leader in digital learning solutions, including:

•	growing our K-12 Literacy and Language businesses;
•

positioning ourselves as a leader in virtual blended learning, which brings together independent, learner-driven activities using software products, with professional, live instruction from a teacher or tutor, and uses the information and data generated from these activities and instruction to optimize the learning experience for each learner; and

•	accelerating growth and increasing intrinsic value.

In executing on these initiatives, we were able to accomplish the following in 2018:

•

achieved a more balanced company, with approximately one-third of our bookings being derived from each of Literacy, Consumer Language and Enterprise & Education Language, focused on leveraging our K-12 US presence and iconic Rosetta Stone brand;

•	increased Literacy business revenues by 21% over 2017;
•	continued the expansion of the Literacy business sales force by adding a national strategic sales team to penetrate large accounts;
•	expanded the K-12 literacy product portfolio through the introduction of our Lexia® PowerUp Literacy™ curriculum product for grades 6 through 12;
•	began development of a new product focused on English literacy for emerging bilingual students in grades K-6;
•	achieved product portfolio momentum during the year by increasing the number of customers using more than one Literacy business product by 785%;
•	completed the transition to subscription sales in all Consumer Language channels;
•

introduced new features and functionality to our Consumer Language apps including our Seek & Speak™ feature for iOS, which uses object-recognition technology to enable users to point their iPhone cameras at an object and receive a translation in the language they are learning, and Your Plan feature for Android, which enables users to select a goal and track their progress toward that goal;

•	began development of adaptive, blended learning features in the Consumer Language product such as in-app video tutoring, which was launched as a beta version in South Korea;
•	achieved gross lifetime value growth in the Consumer Language business of 6%, thereby creating value to be realized in part in future years;
•	grew subscribers to the Consumer Language product by over 30% from the end of 2017 to the end of 2018;
•	performed work to de-flash and consolidate product platforms in the Enterprise & Education Language business, which should be complete by the end of 2019;
•	in the fourth quarter of 2018, stabilized consolidated revenues for the first time since 2014;
•	held total operating expenses essentially flat over 2017 (1% growth);
•	maintained an adequate cash balance, which was $38.1 million as of December 31, 2018, with no outstanding debt.

As a result of our ability to execute on our strategic initiatives and priorities, our shareholders have recognized total shareholder returns (“TSR”) over the last one and three years favorable to those achieved by the Russell 2000 and the Russell MicroCap Index (comprised of companies with a median market capitalization of approximately $212 million) as follows:

Benchmark	1-Year TSR 12/29/17-12/31/18	3-Year TSR 12/31/15-12/31/18
Rosetta Stone Inc.	31.5%	145.1%
Russell 2000	(12.2)%	18.7%
Russell MicroCap Index	(14)%	14.4%

In 2018, we aligned our compensation program to drive our strategic initiatives and business priorities and to enhance alignment with the long-term interests of stockholders by:

•	adopting performance goals in our Annual Incentive Program (“AIP”) that emphasized the importance of increasing sales, earnings growth, and growth in customer lifetime value; and
•	incentivizing the creation of shareholder value and the retention of critical senior talent through our Long-Term Performance-Based Equity Incentive Program (“LTIP”).

Our 2018 AIP and LTIP were based on the achievement of the goals detailed below.  Under the LTIP, we have placed an emphasis on achieving longer-term sales and profit targets, which complement the goals of the AIP.

Similar to prior years, to conserve cash and to demonstrate our CEO's commitment to our long-term success, Mr. Hass requested a reduced cash annual base salary, which was $200,000 in 2018.  The remainder of his 2018 target compensation was based in equity.  Short and long-term performance share units ("PSUs") comprised 80% of Mr. Hass's 2018 target compensation.  The other NEOs typically receive their AIP payout in cash.  For 2018, each received 25% of the 2018 AIP payout in shares of our common stock.  Their LTIP grants were made using PSUs and will be paid out in shares of our common stock only if performance targets are achieved.  In addition, all members of the Board of Directors elected to take most, if not all, of their compensation in equity in 2018.

For 2018, while the Board and Compensation Committee recognized the accomplishments achieved by the Company in 2018, as described above, they also recognized that the Company did not achieve the financial targets established under the 2018 AIP at the beginning of 2018.  After taking into consideration the actual 2018 financial results and the Company’s 2018 accomplishments, the Compensation Committee approved payments under the 2018 AIP equal to 50% of the target award for each of Messrs. Hass, Hulett, Pierno and Ms. Galindo and 72% for Mr. Gaehde.  Additional detail about the Committee’s decisions is set forth below under “Overview of Our Executive Compensation Program for Fiscal Year 2018 – Annual Performance-Based Incentive.”

We will continue to adapt our compensation plans to the changing needs of our business and the long-term interests of our stockholders.

Advisory Vote on Executive Compensation

At our 2018 Annual Meeting of Stockholders, over 98% of the votes cast on the proposal were in favor of our NEO compensation as disclosed in our Current Report on Form 8-K filed with the SEC on June 19, 2018. The results of this vote led our Compensation Committee to conclude that our executive compensation program was endorsed by stockholders. Further, we believe our overall compensation philosophy and pay practices demonstrate an ongoing commitment to align executive compensation with the long-term interests of our stockholders and reflect evolving best practices.

Current Executive Compensation Best Practices

We employ the following executive compensation best practices.

☑

Clawback Policy. We have a Policy on Recoupment of Performance Based Compensation (“Clawback Policy”). Under the Clawback Policy, in the event of a restatement of our financial results, other than a restatement caused by a change in applicable accounting principles, we may review the circumstances that caused the restatement and recover certain performance-based incentive compensation wrongly awarded to an executive officer as a result of misconduct. The Clawback Policy applies to certain performance-based incentive compensation granted on or after January 1, 2014.

☑

No Tax Gross-ups in Employment Agreements.  We do not have any contract or agreement with our NEOs that obligates us to make a payment to assist with the tax liability related to any amounts we pay our NEOs.

☑	No Excessive Severance Payments. Our termination arrangements with our NEOs do not contain excessive severance payments in cases of their termination.
☑

No Guaranteed Bonuses.  We believe that performance-based bonuses should reflect actual performance of the Company and/or individual.  Therefore, we do not guarantee performance-based bonus payments to our NEOs.

☑

Double Trigger Vesting for Equity Awards.  Our equity awards do not vest upon consummation of a change in control, unless there is also a termination of service without cause or a voluntary resignation for good reason.

☑

No Repricing or Replacing Outstanding Stock Options.  We do not permit the exercise price of an outstanding stock option to be changed without stockholder approval.  We have never repriced or replaced any of our outstanding stock options.

☑	Limited Use of Perquisites. We do not believe in granting perquisites to our NEOs that are excessive in value or substantially different from the perquisites available to all our employees generally.
☑

No Hedging or Pledging.  To ensure that the interests of our directors, officers and employees are fully aligned with those of stockholders in general, our Insider Trading Compliance Policy prohibits our directors, officers and employees from engaging in short-term or speculative transactions including selling our stock “short” and transacting in publicly-traded options, warrants, puts and calls or similar instruments on our securities.  Directors, officers and employees also are prohibited from holding our stock in a margin account or pledging our stock as collateral for a loan.

☑	Stock Ownership Guidelines. Executives are required to hold a significant equity interest in the Company. Our stock ownership guidelines are as follows:
o	Chief Executive Officer - equal in value to five times (5x) the market equivalent level of annual base salary;
o

Co-Presidents – equal in value to three times (3x) their annual base salary.  This ownership level was effective as of January 1, 2019 in connection with the promotion of our business units presidents to the Co-President role, they previously had an ownership guideline of twice (2x) their annual base salary; and

o	Other Executives - equal in value to twice (2x) their annual base salary.

Executive officers have five years from the date one becomes an executive officer (or an increase in the applicable ownership level) to attain the equity ownership levels.

Elements of our Executive Compensation Program for Fiscal Year 2018

Our objective is to provide a competitive total compensation package to attract and retain key personnel and drive performance. To achieve this objective, the Compensation Committee has implemented and maintains compensation plans that are performance-based and tie a substantial portion of the executives’ overall compensation to strategic performance goals.  Our executive compensation program consisted of four principal components in 2018:

•	base salary;
•	annual performance-based cash incentive;
•	annual performance-based equity incentive; and
•	long-term performance-based equity incentive.

Annual Compensation	Compensation Component	Objectives	Key Features
	Base Salary	Provide a competitive annual fixed level of cash compensation compared to peer and market data. Attract and retain executives.

Compensate executives for their daily efforts as management of the Company.

Adjustments are made from time-to-time based on individual performance, internal pay equity and pay relative to the peer group and relevant market data.

Annual Performance-Based Cash Incentive

Motivate participants to achieve short-term strategic and financial goals in order to support the long-term strategy and creation of value.

Tie financial rewards to measurable achievements, reinforcing pay-for-performance.

Provide a competitive variable award opportunity that attracts and retains our executives.

Typically cash incentive payments based on a fixed incentive target percentage of base salary and attainment of certain financial and non-financial strategic goals.

No guaranteed payouts; minimum thresholds must be met for an incentive to be earned.

Annual Performance-Based Equity Incentive

Motivate participants to achieve short-term strategic and financial goals in order to support the long-term strategy and creation of value.

Tie financial rewards to measurable achievements, reinforcing pay-for-performance.

The number of shares of restricted stock awarded is based on annual Company and individual performance.

The restricted stock award vests annually in four (4) equal installments on the first, second, third and fourth anniversaries of the date of employment, provided that the executive remains employed with the Company on such vesting date.

The grants will have such other terms as are determined by the Board in accordance with the current stock plan in place at time of grant.

Long-Term Incentives	Long-Term Performance-Based Equity Incentive

Align the interests of management with those of our stockholders through stock-based awards by facilitating and encouraging ownership of our common stock.

Retain the services of our executive team for a multi-year period.

Reward achievement of our strategic objectives that drive long-term stockholder value.

Long-term incentives are provided via annual grants of performance share units with payouts made in shares of common stock.

Target value is intended to provide competitive compensation opportunities based on performance over a multi-year period with realizable value directly tied to stock price performance.

Other Benefits	401(k) Retirement Plan	Provide retirement income for employees.

Allows participants to defer up to 100% of their annual compensation, subject to any applicable caps set by the Internal Revenue Code.

We currently provide matching contributions equal to 100% of an employee’s individual contribution, up to a maximum of 4% of the participant’s annual salary, subject to regulatory limits.

	Health, welfare and other non-cash benefits	Provide health and welfare coverage for employees, generally.	Executives generally participate in the same benefits programs offered to all employees.

Compensation of our Named Executive Officers

For 2018, as detailed in the chart that follows, an average of approximately 70% of the target total direct compensation for our NEOs other than our CEO was at-risk, variable compensation.  This compensation included the annual performance-based cash incentive, the annual performance-based equity incentive and the long-term performance-based equity incentive. All equity grants were valued based on the fair market value on the date of grant.

Compensation of our Chief Executive Officer

At his request, Mr. Hass’s 2018 target total direct compensation was reduced by $250,000 as compared to 2017.  For 2018, Mr. Hass received

•	an annual base salary of only $200,000 in order to promote the conservation of cash and to align his compensation closely with annual and long-term value creation and share price appreciation;
•	an annual equity award of $300,000 of restricted stock (reduced from $350,000 in 2017), which vested in equal installments over twelve months through March 22, 2019;
•

an annual performance-based equity award with a target value of $1,000,000 (reduced from $1,100,000 in 2017) aligned to 2018 Company financial and non-financial goals.  Shares of our stock received upon achievement of those goals vest over three years on each anniversary date at a rate of 50%, 25% and 25%, respectively, beginning on February 21, 2020; and

•

a long-term performance-based equity award with a target value of $1,000,000 (reduced from $1,100,000 in 2017) aligned to the achievement of sales and profitability between January 2018 and December 2020.  Shares of our stock received upon achievement of those goals will be fully vested.

As detailed in the chart below, approximately 80% of the 2018 target total direct compensation for our Chief Executive Officer, Mr. Hass, was at-risk, variable compensation.  This compensation included the annual equity award, the annual performance-based equity incentive and the long-term performance-based equity incentive. Only 8% of Mr. Hass’s total target compensation was in cash.  All equity grants were valued based on the fair market value on the date of grant.

Determining the Amount of Each Element of Executive Compensation

Overview

Management is responsible for the compensation program for our executive officers, including NEOs, with our Compensation Committee’s oversight.  Management and our Compensation Committee consider several factors in determining the design and elements of our executive compensation program. In general, the weight of each element of our executive compensation program is recommended by management to our Compensation Committee on an annual basis and considers the following factors, among others:

•	Company and individual performance;
•	pay practices among competitive companies;
•	the Company’s desire to attract and retain key talent;
•	broad economic factors; and
•	the discretion of our Compensation Committee members based on their relevant experience.

In designing our executive compensation program, management and our Compensation Committee seek to achieve the appropriate balance between immediate cash rewards and performance-driven annual and long-term equity and cash incentives. In doing so, they reference both publicly-disclosed peer group compensation information and broad-based compensation survey data, as described below.

During 2018, management, on behalf of our Compensation Committee, engaged Exequity, an independent compensation consultant, on a very limited basis to provide our Compensation Committee with an update on regulatory developments relating to executive compensation.

Comparable Market Compensation

In analyzing the competitiveness of our executive compensation program, our Chief Human Resources Officer and our Compensation Committee reviewed pay practices from two primary sources. The market data for our NEOs and other senior management team members was collected from peer group proxy data (as described below) and the Radford Global Technology Compensation Survey data (the “Radford Survey”). It is generally our policy to target compensation levels, both in aggregate and by element, to median compensation levels from each of these sources.  The Radford Survey includes compensation market data from more than 2,000 companies and provides a holistic perspective on total compensation levels, practices and emerging trends. We reviewed the following types of companies in the Radford Survey to derive the overall data and medians against which we benchmarked our executive compensation levels:

•	companies in the Internet/E-Commerce/Online Community industries;
•	companies located in the mid-Atlantic states or in locations where we source our executive talent, such as in Seattle and Boston; and
•	software and technology companies with most recent annual revenues ranging between $50 million to $399 million.

Our Compensation Committee performs a formal review of our peer group annually and makes what it considers appropriate changes. In the third quarter of 2017, our Vice President of Human Resources reviewed the 2017 Peer Group to determine whether it remained an appropriate peer group for executive compensation benchmarking purposes, based on the following guiding principles and criteria:

•	companies that compete with Rosetta Stone for key executive talent;
•	similar or complementary industries;
•	organizational structure;
•	relative peer as indicated by the proxy advisory services;
•	common operational or business challenges;
•	investor feedback; and
•	similar size in terms of revenue, market capitalization, and number of employees.

After reviewing the 2017 Peer Group and other relevant companies, management recommended to our Compensation Committee that our 2017 Peer Group be revised by removing two peer companies and adding two new peer companies for a total of 14 peer companies, which the Compensation Committee approved (the “2018 Peer Group"). The 2018 Peer Group consisted of:

2018 Peer Group
Actua Corporation	GluMobile, Inc.
American Public Education, Inc.	K12 Inc.
Bazaarvoice, Inc.	Liquidity Services, Inc.
Brightcove, Inc.	LivePerson, Inc.
Cambium Learning Group, Inc.	QAD Inc.
Capella Education Company	RealNetworks, Inc
Career Education Corp.	Strayer Education Inc.

For 2018, our NEOs’ base salaries and target annual cash and equity incentive opportunities were benchmarked against the median levels of the 2018 Peer Group and the Radford Survey.  The Long Term Incentive Program compensation opportunity is intended to deliver compensation targeted at the 75th percentile of our market data set if we achieve our long term strategic growth objectives

Role of Chief Executive Officer and Other Executives in Executive Compensation Decisions

Our Compensation Committee received recommendations from our Chief Executive Officer and our Chief Human Resources Officer on the appropriate compensation levels for our NEOs, other than the Chief Executive Officer. The Chief Executive Officer provided information about the other NEOs’ performance to assist our Compensation Committee with its evaluations and decisions.

Overview of Our Executive Compensation Program for Fiscal Year 2018

Base Salaries

Management reviews and recommends to our Compensation Committee our executives’ base salaries on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities and time and experience in the position. In the event of material changes in position, responsibilities or other factors, management may recommend and our Compensation Committee may approve changes in base pay during the year.

In February 2018, our Compensation Committee completed its annual CEO assessment process, which included our Committee discussing and finalizing Mr. Hass’s 2017 performance and compensation recommendations for 2018.  It agreed to maintain the base salary for Mr. Hass while maintaining a similar proportion of performance-based equity subject to the achievement of annual and long-term performance objectives. Our Compensation Committee also completed an annual assessment process for the other NEOs in February 2018 and did not make any changes to base salaries as a result of these assessments other than for Mr. Gaehde.  As detailed in the footnotes to the table below, Messrs. Gaehde and Hulett received an increase in their base salaries in connection with their promotions to Co-President of the Company on January 1, 2019.

Name	2017 Base Salary ($)	Annualized Base Salary after 2018 Adjustments ($)	% Change
A. John Hass III (1)	200,000	200,000	--%
Nicholas C. Gaehde (2)	300,000	315,000	5%
Mathew N. Hulett (3)	350,000	350,000	--%
Thomas M. Pierno	340,000	340,000	--%
Sonia Galindo	325,000	325,000	--%

(1)	Mr. Hass also received an equity award of $300,000 of restricted stock which vested in equal installments over twelve months through March 22, 2019.
(2)

Mr. Gaehde was promoted to President, Lexia Learning in August 2017.  In November 2018, the Board appointed Mr. Gaehde as Co-President of the Company effective January 1, 2019.  In connection with this appointment, his annual base salary increased to $375,000 effective January 1, 2019.

(3)

Mr. Hulett was appointed as President, Language in August 2017.  In November 2018, the Board appointed Mr. Hulett as Co-President of the Company effective January 1, 2019.  In connection with this appointment, his annual base salary increased to $375,000 effective January 1, 2019.

Annual Performance-Based Incentive

For 2018, management recommended, and our Compensation Committee approved, annual performance-based incentive targets under the 2018 AIP as set forth in the following table.

Name	2018 Annualized Base Salary ($)	2018 Target Annual Incentive Opportunity ($)	Target Annual Incentive as a Percentage of Base Salary	Financial Goals Target Annual Incentive ($)	Non-financial Strategic Goals Target Annual Incentive ($)
A. John Hass III (1)	200,000	1,000,000	500%	1,000,000	--
Nicholas Gaehde (2)	315,000	189,000	60%	160,650	28,350
Mathew N. Hulett (3)	350,000	210,000	60%	178,500	31,500
Thomas M. Pierno (4)	340,000	255,000	75%	255,000	--
Sonia Galindo (5)	325,000	195,000	60%	195,000	--

(1)	Mr. Hass's target annual incentive opportunity (100% PSUs) was based 100% on financial goals.
(2)	Mr. Gaehde's target cash incentive opportunity was based 85% on financial goals and 15% on non-financial strategic goals.
(3)	Mr. Hulett's target cash incentive opportunity was based 85% on financial goals and 15% on non-financial strategic goals.
(4)	Mr. Pierno’s target cash incentive opportunity was based 100% on financial goals.

(5)	Ms. Galindo’s target cash incentive opportunity was based 100% on financial goals.

Each executive's annual incentive opportunity was based on financial goals, and in the case of Messrs. Gaehde and Hulett, non-financial strategic goals as well. Our Compensation Committee believes that the weightings of financial and non-financial strategic goals best align the financial interests of our executives with the financial interests of our stockholders. Mr. Hass’s target annual performance-based incentive opportunity was comprised entirely of equity.

With respect to each of the 2018 financial goals under the 2018 AIP, amounts would be earned as set forth in the table below.

Level of Achievement & Percentage Funded
Below Threshold	Threshold (or Minimum)	Budget	Target	Maximum
0%	25%	80%	100%	150%

With respect to any one of the financial goals, failure to achieve the threshold level of performance generally means no amount would be earned.  Achievement at 100% of the budget approved by the Board at the beginning of 2018 resulted in funding equal to 80% of the target award with target award and above funding requiring above budget performance.  To the extent that actual performance is between achievement levels, the amount earned would be determined on a pro rata basis using straight line interpolation.

The financial goals and non-financial strategic goals are evaluated separately in determining the amount each independent goal contributes to the level of award.  As a result, amounts could be earned if one goal was met but another goal was not.

Financial Goals

The financial goals varied among the NEOs under the 2018 AIP.  The following tables set forth the financial goals for each NEO and 2018 actual results as compared to established targets.

Annual Incentive Program Financial Goals - Mr. Hass (1)	Percentage	Threshold	Target	Maximum	2018 Actual Result	Level of Achievement
2018 Company Weighted Sum Bookings ($M)	50%	303.1	320.7	360.8	299.2	Below Threshold
2018 Company Bookings-based Adjusted EBITDA Less Capital Expenditures ($M)	50%	0.69	2.94	7.46	(9.9)	Below Threshold

Annual Incentive Program Financial Goals - Mr. Gaehde (2)	Percentage	Threshold	Target	Maximum	2018 Actual Result	Level of Achievement
2018 Company Bookings Adjusted EBITDA Less Capital Expenditures ($M)	25%	0.69	2.94	7.46	(9.9)	Below Threshold
2018 Literacy Bookings ($M)	45%	57	60.1	67.6	58.6	98% of Target
2018 Literacy Bookings-based Adjusted EBITDA ($M)	15%	10.5	13.1	16.4	12.8	98% of Target

Annual Incentive Program Financial Goals - Mr. Hulett (3)	Percentage	Threshold	Target	Maximum	2018 Actual Result	Level of Achievement
2018 Company Bookings-based Adjusted EBITDA Less Capital Expenditures ($M)	25%	0.69	2.94	7.46	(9.9)	Below Threshold
2018 Language Bookings ($M)	35%	132.5	140.4	158	122.9	Below Threshold
2018 Language Bookings-based Adjusted EBITDA ($M)	25%	19.6	23	28.8	12.7	Below Threshold

Annual Incentive Program Financial Goals - Mr. Pierno & Ms. Galindo (4)	Percentage	Threshold	Target	Maximum	2018 Actual Result	Level of Achievement
2018 Company Bookings ($M)	50%	190	200.5	225.6	181.9	Below Threshold
2018 Company Bookings-based Adjusted EBITDA Less Capital Expenditures ($M)	50%	0.69	2.94	7.46	(9.9)	Below Threshold

(1)	Financial goals comprised 100% of Mr. Hass's annual incentive opportunity.
(2)	Financial goals comprised 85% of Mr. Gaehde's annual incentive opportunity.
(3)	Financial goals comprised 85% of Mr. Hulett's annual incentive opportunity.
(4)	Financial goals comprised 100% of Mr. Pierno's and Ms. Galindo's annual incentive opportunity.

Bookings, Bookings-based Adjusted EBITDA and Bookings-based Adjusted EBITDA Less Capital Expenditures are non-GAAAP financial measures.  We provide definitions of these terms, along with Company Weighted Sum Bookings, in Appendix A.

Non-Financial Goals

With respect to the 2018 non-financial goals portion of the annual incentive program, no minimum threshold level of performance was established except for Mr. Hulett’s “net lifetime bookings added” goal. Management recommended, and our Compensation Committee approved, a percentage of overall achievement based on an evaluation of our performance in meeting these goals during the year, as set forth in the following table.

	Description	Target Percentage	2018 Actual Result	Level of Achievement
Mr. Hass
	Not applicable	--	--	--
Mr. Gaehde
Product License Renewal Performance	Drive customer lifetime bookings by maintaining customer renewal rates for product licenses of at least 90% (trailing 12 month renewal rate measured quarterly)	7.5%	100%	Above Target
Portfolio Sales Momentum	Drive portfolio momentum by installing more than one Literacy product per customer with a target of 400 customers active with more than one product by December 31, 2018	7.5%	1,118	Above Target
Mr. Hulett
Consumer	Achieve net lifetime bookings added (Net LTV added) as set forth in the table below (1)	7.5%	28.4	Above Target
E&E	Achieve lifetime bookings to customer acquisition cost ratio of at least 2.1 to 1	7.5%	2.0	Threshold
Mr. Pierno & Ms. Galindo
	Not applicable	--	--	--

(1)

When the Compensation Committee initially approved the 2018 AIP in February 2018, it approved a non-financial goal for Mr. Hulett to achieve a specified lifetime bookings to customer acquisition cost ratio.  After discussion with management, the Committee subsequently determined that a more appropriate measure for the Consumer Language business is “net lifetime bookings added” or “Net LTV added” and it approved a change to Mr. Hulett’s non-financial goals and the metrics below in May 2018.

	Net LTV Added ($M)	Incremental to Budget ($M)
Above Target	>28.3	>.55	Above Target Payout
2% Growth	28.3	1	Target Incentive Zone
Budget	27.7	--	Target Incentive Zone
(2.2)% Growth (Threshold)	26.9	(0.83)	Below Target Payout
Below Threshold	<26.9	<(0.83)	No Payout

Net LTV added and lifetime bookings to customer acquisition cost ratio are defined in Appendix A.

Based on the assessments discussed above, the calculated funding of the financial goals and non-financial goals under the 2018 AIP as a percentage of each NEO's total annual target incentive opportunity were as follows:

Name	Financial Goal Calculated Funding	Non-Financial Goal Calculated Funding	Aggregate Calculated 2018 AIP Funding
A. John Hass III	0%	--	0%
Nicholas C. Gaehde	42.5%	22.5%	65%
Mathew N. Hulett	0%	15%	15%
Thomas M. Pierno	0%	--	0%
Sonia Galindo	0%	--	0%

Then, our Compensation Committee used its discretion to evaluate each NEO's performance, based in part, on recommendations by Mr. Hass with respect to the performance and contributions of each NEO other than himself.  In performing this evaluation, the Committee considered the following:

•

the Committee recognized that it had erred in establishing the 2018 AIP goal thresholds at the beginning of 2018 by not adequately factoring in the risk that several small parts of the business, which were profitable historically but not forward-looking or strategic as the Company transitioned its business, would decline faster than expected during 2018;

•

the underperforming parts of the Company’s business in 2018 were, in fact, those small, not forward-looking and non-strategic parts of the business, such as the retail sales channel within our Consumer Language business and the custom content and affiliate sales channels within the Enterprise & Education Language business;

•

the Company’s key businesses, including Literacy, the Consumer Language direct-to-consumer channel and the corporate channel within the Enterprise & Education Language business, performed on or above budget;

•

the strategic progress made and long-term value created in 2018 through employees’ accomplishments, including the NEOs, as described above under “Executive Summary,” particularly the continued rapid growth of the Literacy business, the stabilization of the Consumer Language business with the transition to subscription sales in all channels, the development of promising, new products and product features in both the Literacy and Language businesses and continued cost control; and

•

the recognition of the progress made by the Company in 2018 by investors as demonstrated by the substantial increase in the market value of the Company; the Company had a total shareholder return in 2018 of 31.5%.

As a result of this evaluation, the Committee decided to use its discretion to adjust the 2018 AIP funding for each NEO as set forth in the next table below.  Similar funding adjustments were made for other employees who participated in the 2018 AIP to ensure fairness across the organization.  The Committee does not intend to make a regular practice of making discretionary payments or grants when goal thresholds are not achieved but thought they were warranted in this instance for the reasons set forth above.

Additionally, in order to better align the interests of our executives with shareholders and to conserve cash, the Committee determined to pay 25% of each NEO’s 2018 AIP payment, other than Mr. Hass, in shares of the Company’s common stock.  These shares were fully vested as of their grant date of February 21, 2019.  Since the expectation had been established at the beginning of 2018 that the 2018 AIP would be paid in cash, the Committee also decided to grant an additional number of shares of the Company’s common stock to each NEO (other than Mr. Hass), as well as all other employees who received a portion of their 2018 AIP payment in equity, with a value on February 21, 2019 equal to 5% of such employee’s total 2018 AIP payment.  These shares will vest one year from their grant date, or February 21, 2020.

Mr. Hass received his 2018 AIP payment in shares of restricted stock, which vest annually over three years at a rate of 50%, 25% and 25%, respectively, beginning February 22, 2019.

The 2018 annual incentive payments received by each of our NEOs is as follows:

Name	Total 2018 AIP Payout ($)	Total 2018 AIP Payout as % of Target	Portion Paid in Cash ($)	Portion Paid in Equity ($)	Equity Premium Received ($)
A. John Hass III	500,000	50%	--	500,000	--
Nicholas C. Gaehde	136,080	72%	102,060	34,020	6,804
Mathew N. Hulett	105,000	50%	78,750	26,250	5,250
Thomas M. Pierno	127,500	50%	95,625	31,875	6,375
Sonia Galindo	97,500	50%	73,125	24,375	4,875

The following chart shows the annual target incentive opportunity compared to the actual amount paid to each NEO under our 2018 AIP, as described above.

Annual Performance-Based Equity Incentive

In February 2019, each NEO then employed with the Company, other than Mr. Hass, received a grant of restricted stock that vests over a period of four years, with 25% of the shares vesting on each annual anniversary of the grant date.  The value of the grant was based on a percentage of the NEO’s annualized base salary adjusted for Company and individual performance during 2018.

Long-Term Performance Based Equity Incentive

In February 2018, the Compensation Committee approved the 2018 LTIP, in which each of our NEOs participates.  The long-term incentive program focuses on business goals and growth across multiple years.  Management recommended, and our Compensation Committee approved, long-term performance-based incentive targets under the 2018 LTIP as set forth in the following table:

Name	2018 Annualized Base Salary ($)	2018 Total Target Long-Term Incentive Opportunity ($) (1)	Target Long-Term Incentive as a Percentage of Base Salary
A. John Hass III	200,000	1,000,000	500%
Nicholas Gaehde	315,000	315,000	100%
Mathew N. Hulett	350,000	350,000	100%
Thomas M. Pierno	340,000	255,000	75%
Sonia Galindo	325,000	243,750	75%

(1)	Each NEO’s target long-term incentive opportunity is based 100% on financial goals as detailed below.

Each executive's long-term incentive opportunity is based on financial goals over a three year performance period beginning January 1, 2018 and ending December 31, 2019. Each executive's target long-term incentive award is comprised entirely of PSUs, which if earned, will be paid out in shares of our common stock at the end of the performance period.

The set of financial goals over the three year performance period varies among the NEOs as set forth below.  The financial goals are evaluated separately in determining the amount each independent goal contributes to the level of award.  As a result, amounts could be earned if one goal was met but another goal was not.  Our Compensation Committee believes that maintaining these weightings of financial goals align the financial interests of our executives with the financial interests of our stockholders.

Name	Financial Goals (% weighting)
A. John Hass III	2018-2020 Cumulative Company Weighted Sum Bookings (65%) 2018-2020 Cumulative Company Bookings-based Adjusted EBITDA (less capital expenditures) (35%)
Nicholas C. Gaehde

2018-2020 Cumulative Literacy Bookings (55%)

2018-2020 Cumulative Literacy Bookings-based Adjusted EBITDA (20%)

2018-2020 Cumulative Company Bookings (12.5%)

2018-2020 Cumulative Company Bookings-based Adjusted EBITDA (less capital expenditures) (12.5%)

Mathew N. Hulett

2018-2020 Cumulative Language Bookings (45%)

2018-2020 Cumulative Language Bookings-based Adjusted EBITDA (30%)

2018-2020 Cumulative Company Bookings (12.5%)

2018-2020 Cumulative Company Bookings-based Adjusted EBITDA (less capital expenditures) (12.5%)

Thomas M. Pierno	2018-2020 Cumulative Company Bookings (50%) 2018-2020 Cumulative Company Bookings-based Adjusted EBITDA (less capital expenditures) (50%)
Sonia Galindo	2018-2020 Cumulative Company Bookings (50%) 2018-2020 Cumulative Company Bookings-based Adjusted EBITDA (less capital expenditures) (50%)

Bookings, Bookings-based Adjusted EBITDA and Bookings-based Adjusted EBITDA Less Capital Expenditures are non-GAAP financial measures.  We provide definitions of these terms, along with Company Weighted Sum Bookings in Appendix A.

Since projected cumulative Bookings, Company Bookings-based Adjusted EBITDA and Company Bookings-based Adjusted EBITDA Less Capital Expenditures for the three-year performance period is highly sensitive data, we do not disclose specific threshold, target and maximum goals. We believe that such disclosure would result in serious competitive harm and be detrimental to our operating performance.  Our cumulative financial metrics are intended to be realistic and reasonable, but challenging, in order to drive performance and are consistent with our internal budgets and projections at the time of the grant.

With respect to each of the financial goals under the long-term incentive program, amounts could be earned as set forth in the table.  For each financial goal, no amount would be earned if we failed to achieve the threshold level of performance for that particular goal.  To the extent that actual performance is between achievement levels, the amount earned would be determined on a pro rata basis using straight line interpolation.

		Level of Achievement & Percentage Funded
Name	Financial Metric	Below Threshold	Threshold (or Minimum) (1)	Target (2)	Maximum (3)
A. John Hass III	Company Weighted Sum Bookings	0%	50%	100%	200%
	Company Bookings-based Adjusted EBITDA	0%	50%	100%	200%
Nicholas C. Gaehde & Mathew N. Hulett	Segment Bookings	0%	60%	100%	100%
	Segment Bookings-based Adjusted EBITDA	0%	60%	100%	100%
	Company Bookings	0%	60%	100%	100%
	Company Bookings-based Adjusted EBITDA	0%	60%	100%	100%
Thomas M. Pierno & Sonia Galindo	Company Bookings	0%	60%	100%	100%
	Company Bookings-based Adjusted EBITDA	0%	60%	100%	100%

(1)

For Mr. Hass to achieve a threshold level of performance, the Company will have to achieve at least 95% of its budget for Company Weighted Sum Bookings and at least 85% of its budget for Company Bookings-based Adjusted EBITDA over the performance period.   For the other NEOs to achieve a threshold level of performance, the Company will have to achieve at least 95% of its budget for Company and Segment Bookings, as applicable, and at least 85% of its budget for Company and Segment Bookings-based Adjusted EBITDA, as applicable, over the performance period.  A payout equal to 80% of target will be earned by the other NEOs if the Company achieves its budgets for Company and Segment Bookings and Company and Segment Bookings-based Adjusted EBITDA, as applicable, over the performance period.

(2)

For Mr. Hass to achieve a target level of performance, the Company will have to achieve at least 100% of its budget for Company Weighted Sum Bookings and Company Bookings-based Adjusted EBITDA over the performance period.  For the other NEOs to achieve a target level of performance, the Company will have to achieve at least 105% of its budget for Company and Segment Bookings, as applicable, and at least 115% of its budget for Company and Segment Bookings-based Adjusted EBITDA, as applicable, over the performance period.

(3)

For Mr. Hass to achieve a maximum level of performance, the Company will have to achieve at least 105% of its budget for Company Weighted Sum Bookings and at least 115% of its budget for Company Bookings-based Adjusted EBITDA over the performance period.

While the performance period for the 2018-2020 long-term incentive program is three years, each executive will have the opportunity to earn up to 50% of the maximum payout based on cumulative financial performance between January 1, 2018 and December 31, 2019.  Any portion of the award not earned during this two-year period may be earned based on cumulative financial performance between January 1, 2018 and December 31, 2020.  As a result, any shortfall in performance in the first period can be made up in the second period.  Amounts earned in the first period will not be negatively affected by any shortfall if the performance measures are not met in the second period.

At the end of the three-year performance period, our Compensation Committee will also consider an executive's individual performance and may use its discretion to adjust the long-term incentive payout achieved under the financial goals.  Any earned awards will be paid out in shares of our common stock.

2017 Long-Term Incentive Program

As disclosed in our proxy statement relating to the 2018 annual meeting of stockholders, in April 2017, our Compensation Committee approved the 2017 long-term incentive program, in which each of our NEOs participated.  As discussed in the 2018 proxy statement, each NEO’s long-term incentive opportunity was based on financial goals and non-financial strategic goals over a two year performance period beginning January 1, 2017 and ending December 31, 2018 (a one year performance period beginning January 1, 2018 and ending December 31, 2018 for Mr. Hulett who started with the Company in August 2017).  This long-term incentive opportunity consisted entirely of performance stock units that would be paid in restricted stock if the performance goals were achieved.

After reviewing each NEO’s performance against the financial goals and non-financial strategic goals, our Compensation Committee determined that each NEO had achieved a level of performance and payout as follows:

Name	Level of Achievement Attained (% of target)	2017 Long-Term Incentive Award Earned ($) (1)
A. John Hass III	68.8%	756,414
Nicholas Gaehde (2)	81.6%	244,890
Mathew N. Hulett	0%	--
Thomas M. Pierno	63.4%	161,616
Sonia Galindo	68%	110,503
(1)

The dollar value of the award was converted into shares of restricted stock based on the closing price of a share of the Company’s common stock on the NYSE on February 21, 2019, which was $15.11.  Half of the shares of restricted stock vested on March 17, 2019 and the other half will vest on March 17, 2020.

(2)

In May 2018, the Compensation Committee adjusted the 2018 Literacy revenue and segment contribution targets lower for Mr. Gaehde after discovering a calculation error in the targets established in 2017.

Timing of Equity-Based Compensation Awards

In connection with its annual review of our executives' compensation, our Compensation Committee typically approves grants of equity to our NEOs.  These equity grants may be comprised of restricted stock, performance share units or stock options.

We do not have any program, plan or practice to time equity grants in coordination with the release of material non-public information.

Severance and Change in Control Arrangements

Each of our equity incentive programs provides for a potential acceleration of vesting of outstanding awards in the event of a change in control and/or termination without cause, as defined in each plan. Starting with equity awards granted in 2012, none of the equity awards granted to our NEOs, with the exception of performance share units earned under the 2017-2018 long-term incentive program, provide for automatic vesting acceleration upon consummation of a change in control transaction unless there is also a termination of service without cause or a voluntary resignation for good reason in connection with the change in control.

In November 2015, our Board of Directors adopted and approved a Change in Control Severance Plan (the “Change in Control Plan”) in which all of our NEOs participate. The Change in Control Plan provides for severance and other benefits to eligible participants if they experience a “qualifying termination” within six months prior to or two years following a change in control event, as defined in the Change in Control Plan. Our Change in Control Plan generally provides that a change in control may occur upon

•	the liquidation, dissolution or winding up of the Company;
•	the sale, license or lease of all or substantially all of the assets of the Company; or
•	a share exchange, reorganization, recapitalization or certain merger and consolidation transactions.

The Change in Control Plan was adopted to reduce the uncertainty that NEOs and other executives can experience while the possibility of a change in control exists.  This allows them to operate the Company in the best interests of the Company and stockholders and to remain at the Company through the desired retention period.

For a description of the payments and benefits a participant with receive under the Change in Control Plan, see "Potential Payments Upon Termination of Employment or Upon Change in Control."  In connection with the payment of benefits under the Change in Control Plan, a participant must release any claims he or she may have against us and agree to maintain the confidentiality of our information and to not compete against us or solicit our employees or customers for a period of twelve months.

For a description of the employment and other severance arrangements we have with our NEOs, see “Employment Arrangements with Named Executive Officers” and “Potential Payments Upon Termination of Employment or Upon Change in Control.” Our Compensation Committee believes that these arrangements were necessary to attract and retain our NEOs. The terms of each arrangement were determined in negotiation with the applicable NEO in connection with his or her hiring, or promotion, and were not based on any set formula.

Effect of Accounting and Tax Treatment on Compensation Decisions

We consider the anticipated accounting and tax implications to the Company and our executives in establishing and refining our executive compensation programs. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors are not the only ones we consider. We also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code imposed a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers (excluding our Chief Financial Officer) to $1,000,000, unless the compensation qualified as performance-based and certain requirements were satisfied. Performance-based compensation, prior to the enactment of the TCJA, was fully deductible if the material terms of the compensation were approved by stockholders and met certain other requirements. While our Compensation Committee was mindful of the benefit of deductibility of compensation, our Compensation Committee believed that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee did not adopt a policy that requires that all compensation be deductible.

Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year end. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

Our Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our Company and our stockholders.

Compensation Policies and Practices as They Relate to Risk Management

In February 2019, our Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, our Compensation Committee considered the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may mitigate potential risk-taking incentives.

The Compensation Committee also reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking.

The Compensation Committee noted several design features of our cash and equity incentive programs for all employees that reduce the likelihood of excessive risk-taking, including:

•	the Compensation Committee’s ability to exercise discretion to decrease incentive award payouts;
•

the use of an array of performance metrics across compensation programs (that is, annual and long-term performance-based incentives are based on financial and non-financial goals as well as individual performance and new hire and annual equity incentives are driven by stock price gains);

•	the fact that annual and long-term incentive payouts are capped and not guaranteed;
•	the fact that our executives hold vested equity stakes in the Company and all NEOs are subject to stock ownership guidelines; and
•	the fact that the mix of compensation balances a short-term and long-term focus.

Based on this assessment, our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers (“NEOs”), including our Chief Executive Officer and Chief Financial Officer, for the year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
A. John Hass III	2018	200,000	—	2,300,000	—	—	8,000	2,508,000
Chief Executive Officer	2017	159,615	10,000	2,550,004	—	—	11,246	2,730,865
	2016	133,462	—	1,319,503	959,500	—	14,236	2,426,701
Nicholas C. Gaehde (4)	2018	310,961	—	511,000	—	136,080	—	958,041
Co-President and President, Literacy	2017	288,462	—	480,003	—	107,100	7,652	883,217
Mathew H. Hulett (5)	2018	350,000	—	612,500	—	105,000	8,250	1,075,750
Co-President and President, Language	2017	121,154	50,000	237,750	—	—	4,715	413,619
Thomas M. Pierno	2018	340,000	—	508,500	—	127,500	—	976,000
Chief Financial Officer	2017	340,000	—	497,253	—	253,500	7,652	1,098,405
	2016	340,000	—	219,999	315,002	243,245	16,580	1,134,826
Sonia Galindo	2018	323,750	—	486,250	—	97,500	10,600	918,100
General Counsel & Secretary	2017	312,500	—	394,062	—	220,000	13,334	939,896
	2016	314,769	—	152,496	192,502	186,011	21,539	867,317

(1)

Represents the aggregate grant date fair value for restricted stock awards and stock option awards granted in the applicable year, computed in accordance with ASC 718. Information about the assumptions used to value these awards can be found in Stock-Based Compensation under Critical Accounting Policies and Estimates in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 6, 2019.

(2)

Amounts shown represent the incentive payouts earned under our annual incentive program. As described in our Compensation Discussion and Analysis under “Overview of Our Executive Compensation Program for Fiscal Year 2017 -- Annual Performance-Based Incentive,” a portion of the 2018 incentive payouts was paid in cash and the remaining portion in immediately vested stock, with the number of shares granted based on the closing price of a share of the Company's common stock on February 21, 2019, with Mr. Gaehde receiving stock with a value of $34,020; Mr. Hulett receiving stock with a value of $26,250; Mr. Pierno receiving stock with a value of $31,875; and Ms. Galindo receiving stock with a value of $24,375. As Chief Executive Officer, Mr. Hass was not a participant in the annual cash incentive program.

(3)

Amounts for 2018 consist of the value of our 401(k) matching contributions.  Amounts for 2017 and 2016 (if applicable) represent insurance premiums the Company paid on behalf of the executives under our group term life insurance policy and our health and welfare policies during the specified year and 401(k) matching contributions.

(4)	Mr. Gaehde was promoted to President, Literacy in August 2017. Accordingly, compensation information is included for 2017 and 2018 only.
(5)	Mr. Hulett was appointed President, Language in August 2017. Accordingly, compensation information is included for 2017 and 2018 only.

Grants of Plan-Based Awards in Fiscal Year 2018

The following table sets forth each grant of plan-based awards to our NEOs during the year ended December 31, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Stock Awards: Number of Shares of	All Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
	Award Type	Grant Date	Threshold (3)	Target	Maximum (4)	Threshold (5)	Target	Maximum (6)	Stock or Units (#)(7)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards ($)
A. John Hass III	Restricted Stock	2/22/2018							21,630			300,000
	LTIP Performance Stock	2/22/2018				36,049	72,098	144,196				1,000,000
	AIP Performance Stock (8)	2/22/2018				18,025	72,098	108,147				1,000,000
Nicholas C. Gaehde	Annual Cash		47,250	189,000	283,500
	Restricted Stock	2/22/2018							15,213			211,000
	LTIP Performance Stock	2/22/2018				12,977	21,629	21,629				300,000
Mathew N. Hulett	Annual Cash		52,500	210,000	315,000
	Restricted Stock	2/22/2018							18,926			262,500
	LTIP Performance Stock	2/22/2018				15,140	25,234	25,234				350,000
Thomas M. Pierno	Annual Cash		63,750	255,000	382,500
	Restricted Stock	2/22/2018							18,277			253,500
	LTIP Performance Stock	2/22/2018				11,031	18,385	18,385				255,000
Sonia Galindo	Annual Cash		48,750	195,000	292,500
	Restricted Stock	2/22/2018							17,484			242,500
	LTIP Performance Stock	2/22/2018				10,544	17,574	17,574				243,750

(1)

Represents potential payouts under the annual cash incentive program.  Between 85% and 100% of the payout is aligned to financial performance, and 0% to 15% is aligned to non-financial strategic goals, as further described in our Compensation Discussion and Analysis under “Overview of Our Executive Compensation Program for Fiscal Year 2018 -- Annual Performance-Based Incentive.”  Mr. Hass does not participate in the annual cash incentive program.

(2)

Represents the threshold, target and maximum number of shares that may be earned under the long term incentive plan for the 2018-2020 performance period, and for Mr. Hass, also represents the shares that may be earned under his 2018 annual incentive plan.

(3)

With respect to the annual incentive program referenced in footnote (1), amounts in this column, under “Annual Cash,” represent the minimum possible annual cash incentive payout if the Company were to achieve the threshold performance levels against each of the financial and, as applicable, non-financial goals.

(4)

With respect to the annual incentive program referenced in footnote (1), amounts in this column, under "Annual Cash," represent the maximum possible annual cash incentive payout if the Company were to achieve or exceed the maximum performance levels against each of the financial and, as applicable, non-financial goals.

(5)

With respect to the 2018-2020 long term incentive plan referenced in footnote (2) and Mr. Hass's 2018 annual incentive award referenced in footnote (8), amounts in this column, under "LTIP Performance Stock" and "AIP Performance Stock", represent the minimum possible performance stock units earned if the Company were to achieve the threshold performance levels against financial and, as applicable, non-financial goals.

(6)

With respect to the 2018-2020 long term incentive plan referenced in footnote (2) and Mr. Hass's 2018 annual incentive award referenced in footnote (8), amounts in this column, under "LTIP Performance Stock" and "AIP Performance Stock", represent the maximum possible performance stock units earned if the Company were to achieve or exceed the maximum performance levels against the financial and, as applicable, non-financial goals. The maximum award for Messrs. Gaehde, Hulett and Pierno and Ms. Galindo is capped at 100% of their target award.

(7)

Represents annual restricted stock awards granted to each NEO that vest over a period of time based on the individual’s service to the Company.  The awards, which were granted on February 22, 2018, vest annually in equal installments over four years, except Mr. Hass's restricted stock award, which vests monthly over a one year period.

(8)

Represents Mr. Hass's annual incentive award, which is equity-based and is further described in our Compensation Discussion and Analysis under “Overview of Our Executive Compensation Program for Fiscal Year 2018 -- Annual Performance-Based Incentive.”

Outstanding Equity Awards at December 31, 2018

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/18 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. John Hass III	5,031	—		9.04	11/18/2024
	444,000	—		7.95	4/15/2025
	108,373	36,124	(1)	7.10	4/4/2026	16,179	(2)	265,336
	104,822	209,643	(3)	7.10	4/4/2026	93,897	(4)	1,539,911
						3,605	(5)	59,122
						54,292	(6)	890,389
						80,215	(7)	1,315,526
						36,048	(8)	591,187
									72,098	(9)	1,182,407
Nicholas C. Gaehde	9,421	—		15.91	8/15/2023
	1,829	—		11.96	2/14/2024
	2,829	942	(10)	9.78	2/12/2025	575	(11)	9,430
	20,196	20,195	(12)	7.47	2/19/2026	5,020	(13)	82,328
						17,740	(14)	290,936
						15,213	(15)	249,493
						25,969	(7)	425,892
									21,629	(9)	354,716
Mathew N. Hulett						9,375	(16)	153,750
						18,926	(17)	310,386
									25,234	(9)	413,838
Thomas M. Pierno	50,000	—		10.55	5/4/2022
	8,155	—		12.47	2/21/2023
	53,208	—		11.96	2/14/2024
	52,801	17,600	(10)	9.78	2/12/2025	4,601	(18)	75,456
	36,853	36,352	(12)	7.47	2/19/2026	9,036	(19)	148,190
						23,875	(20)	391,550
						18,277	(21)	299,743
						17,138	(7)	281,063
									18,385	(9)	301,514
Sonia Galindo	20,722	6,907	(22)	9.79	1/5/2025	2,809	(23)	46,068
	22,216	22,215	(12)	7.47	2/19/2026	5,522	(24)	90,561
						22,821	(25)	374,264
						17,484	(26)	286,738
						11,717	(7)	192,159
									17,574	(9)	288,214

(1)	Options vested as to one-half of the total number of shares on April 4, 2017 and thereafter vest at the rate of one-quarter per annum.
(2)

Mr. Hass received 64,719 shares of restricted stock under the 2009 Omnibus Incentive Plan (the "2009 Plan") on April 4, 2016 that vested as to one-half of the total number of shares on April 4, 2017 and thereafter vest at the rate of one quarter per annum.

(3)	Options vested as to one-third of the total number of shares on April 4, 2018 and thereafter vest at the rate of one-third per annum.
(4)	Mr. Hass received 140,846 shares of restricted stock under the 2009 Plan on April 4, 2016 that vest in equal annual installments over three years.
(5)	Mr. Hass received 21,630 shares of restricted stock under the 2009 Plan on February 22, 2018 that vest in equal monthly installments over one year.
(6)

Represents the number of performance stock units earned under Mr. Hass's 2017 annual incentive program that concluded on December 31, 2017, which vest 50%, 25% and 25% on March 17, 2018, March 17, 2019 and March 17, 2020, respectively.

(7)

Represents the number of performance stock units earned under the 2017-2018 long-term incentive program, which vest as to one-half of the total number of shares on March 17, 2019 and as to the remaining one-half of the total shares on March 17, 2020.

(8)

Represents the number of performance stock units earned under Mr. Hass's 2018 annual incentive program that concluded on December 31, 2018, which vest 50%, 25% and 25% on February 22, 2019, February 22, 2020 and February 22, 2021, respectively.

(9)

Represents the target number of performance stock units granted under the 2018-2020 long-term incentive program. Participants will have the opportunity to earn up to a maximum of one-half of the total number of shares granted based on cumulative performance through December 31, 2019, which will be fully vested upon issuance. Any portion of the award not earned based on performance through December 31, 2019 may be earned based on cumulative performance through December 31, 2020 up to 100% of the target number of performance share units granted for each of Messrs. Gaehde, Hulett, and

Pierno, and Ms. Galindo and up to 200% of the target number of performance share units granted for Mr. Hass, all such shares to be fully vested upon issuance.
(10)	Options vested as to one-fourth of the total number of shares on February 12, 2016 and thereafter vest at the rate of one quarter per annum.
(11)	Mr. Gaehde received 2,301 shares of restricted stock under the 2009 Plan on February 12, 2015 that vest in equal annual installments over four years.
(12)	Options vested as to one-fourth of the total number of shares on February 19, 2017 and thereafter vest at the rate of one-quarter per annum.
(13)	Mr. Gaehde received 10,040 shares of restricted stock under the 2009 Plan on February 19, 2016 that vest in equal annual installments over four years.
(14)	Mr. Gaehde received 23,654 shares of restricted stock under the 2009 Plan on February 22, 2017 that vest in equal annual installments over four years.
(15)	Mr. Gaehde received 15,213 shares of restricted stock under the 2009 Plan on February 22, 2018 that vest in equal annual installments over four years.
(16)	Mr. Hulett received 12,500 shares of restricted stock under the 2009 Plan on August 21, 2017 that vest in equal annual installments over four years.
(17)	Mr. Hulett received 18,926 shares of restricted stock under the 2009 Plan on February 22, 2018 that vest in equal annual installments over four years.
(18)	Mr. Pierno received 18,405 shares of restricted stock under the 2009 Plan on February 12, 2015 that vest in equal annual installments over four years.
(19)	Mr. Pierno received 18,072 shares of restricted stock under the 2009 Plan on February 19, 2016 that vest in equal annual installments over four years.
(20)	Mr. Pierno received 31,834 shares of restricted stock under the 2009 Plan on February 22, 2017 that vest in equal annual installments over four years.
(21)	Mr. Pierno received 18,277 shares of restricted stock under the 2009 Plan on February 22, 2018 that vest in equal annual installments over four years.
(22)	Options vested as to one-fourth of the total number of shares on January 2, 2016 and thereafter vest at the rate of one-quarter per annum.
(23)	Ms. Galindo received 11,236 shares of restricted stock under the 2009 Plan on January 5, 2015 that vest in equal annual installments over four years.
(24)	Ms. Galindo received 11,044 shares of restricted stock under the 2009 Plan on February 19, 2016 that vest in equal annual installments over four years.
(25)	Ms. Galindo received 30,429 shares of restricted stock under the 2009 Plan on February 22, 2017 that vest in equal annual installments over four years.
(26)	Ms. Galindo received 17,484 shares of restricted stock under the 2009 Plan on February 22, 2018 that vest in equal annual installments over four years.

Option Exercises and Stock Vested for Fiscal Year 2018

The following table sets forth information regarding shares of common stock acquired upon the exercise of stock options and vesting of restricted stock during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($) (1)
A. John Hass III	—	—	144,731	(2)	1,970,953
Nicholas C. Gaehde	—	—	21,357	(3)	311,353
Mathew N. Hulett	—	—	3,125	(4)	49,344
Thomas M. Pierno	—	—	31,995	(5)	442,271
Sonia Galindo	—	—	22,364	(6)	311,207

(1)

The dollar amount in this column represents the number of shares vested multiplied by the closing price of the Company’s common stock on the date of vesting, and does not necessarily represent the cash value the NEOs realized in connection with their stock award agreement.

(2)	In aggregate, Mr. Hass received 144,731 shares in 2018 and settled applicable taxes in cash.
(3)	Based upon prior designated instructions, Mr. Gaehde sold an aggregate of 6,807 shares to cover taxes associated with restricted stock vestings and received an aggregate of 14,550 shares in 2018.
(4)	Based upon prior designated instructions, Mr. Hulett sold an aggregate of 769 shares to cover taxes associated with restricted stock vestings and received an aggregate of 2,356 shares in 2018.
(5)	Based upon prior designated instructions, Mr. Pierno sold an aggregate of 10,052 shares to cover taxes associated with restricted stock vestings and received an aggregate of 21,943 shares in 2018.
(6)	Based upon prior designated instructions, Ms. Galindo sold an aggregate of 7,987 shares to cover taxes associated with restricted stock vestings and received an aggregate of 14,377 shares in 2018.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by the Company.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Employment Arrangements with Named Executive Officers

We have employment agreements with each of our executive officers, including our NEOs.

The employment agreement with Mr. Hass provides for a one-year initial term commencing April 1, 2016 that automatically renews for an additional year each April 1.  The agreement sets Mr. Hass’s initial annual base salary, which may be increased from time to time but not decreased, and provides for an annual equity grant consisting of restricted stock that vests monthly over one year and other benefits.   The agreement also provides for other equity grants that were made at the time of his appointment in 2016 as President, Chief Executive Officer, and Chairman of the Board of the Company and which are reported in the Summary Compensation Table.

Mr. Pierno's and Ms. Galindo's agreements have one-year terms that automatically renew each day so that there is always one year remaining in the term.  Messrs. Gaehde’s and Hulett's agreements have a one-year initial term that automatically renews for an additional year on the anniversary date of the agreement.  These employment agreements set the annual base salaries of each executive, which may be increased from time to time but not decreased.  The employment agreements also provide that the executive will be eligible to receive annual cash and equity incentive awards in accordance with the programs established by our Board of Directors from time to time, but no incentive awards are guaranteed.

Under the agreements, each executive is entitled to severance benefits if his or her employment is terminated without cause or if he or she terminates his or her employment for good reason.

Generally, termination without cause is defined in the agreements as termination for a reason other than the executive’s commission of a felony or a crime involving moral turpitude; an act involving dishonesty or fraud involving his or her duties; failure to perform his or her duties; commission of gross negligence or willful misconduct involving his or her duties; material breach of his or her employment agreement, failure to comply with instructions given by our Board of Directors which affect our business; misconduct likely to materially injure our reputation; harassment of or discrimination against our employees; customers or vendors; misappropriation of our Company’s assets; willful violation of our policies; issues involving his or her immigration status affecting his or her ability to continue his or her employment with us; or disclosure of trade secrets.

Generally, good reason is defined in the agreements as a material reduction in the executive’s annual salary, duties, authority or responsibilities; our failure to perform a material obligation undertaken by us to the executive (as to Mr. Pierno) or our material breach of his or her employment agreement (as to Messrs. Hass, Gaehde and Hulett and Ms. Galindo); or our relocation of an executive to an area more than 50 miles outside of his or her principal place of employment; provided that, the Company receives notification of one of the aforementioned events and fails to cure within the prescribed period of time under the agreements.

If we terminate the employment of one of the named executive officers without cause or if he or she terminates his or her employment for good reason, we will be required to (1) pay severance in a lump sum amount equal to the sum of 12 months of his or her annual base salary, plus 12 months of basic life insurance premiums, such severance payment to be made within 30 days of his or her termination date (or, if executive is determined to be a “specified employee” and the amount is determined to be “deferred compensation,” six months after the termination date), (2) pay, for up to twelve (12) months, the portion of the executive’s COBRA premiums that exceed the amount of premiums paid by active employees under the Company’s health plan (provided the executive elects COBRA), (3) provide outplacement assistance for 12 months from the termination date and (4) pay the annual bonus which the executive would have earned for such year, pro-rated to the date of termination.  In exchange for these benefits, the executive must sign a general release waiving any claims he or she may then have against us and agree not to compete against us for 12 months after the date of termination.  The employment agreements also contain provisions known as “best-after tax provisions,” which provide that in the event that any excise tax would otherwise be payable by an executive on any “parachute payment,” the amount of those payments may instead be reduced to eliminate or minimize any required excise tax payment.

Potential Payments Upon Termination of Employment or Upon Change in Control as of December 31, 2018

In addition to the severance payments that may be paid to our NEOs upon termination under their executive employment agreements, equity will vest as follows upon termination of employment without cause or by the NEO with good reason:

•

all NEOs, with the exception of Mr. Hass, are entitled to accelerated vesting of their unvested stock options and restricted stock awards granted on or after February 19, 2016 prorated through the date of termination,

•

Mr. Hass is entitled to accelerated vesting of his unvested stock options, restricted stock awards granted in 2016 and performance stock units earned under his 2017 and 2018 annual incentive programs prorated through the date of termination, and

•	performance stock units earned by the NEOs under the long-term incentive programs for the 2017-2018 and 2018-2020 performance periods are entitled to vesting prorated through the date of termination.

No equity awards will vest solely upon the completion of a change in control transaction, except for the performance share units granted under our long-term incentive program for the 2017-2018 performance period, which shall vest in full.

If an NEO is terminated without cause or resigns for good reason within 6 months prior to or two years after the completion of a change in control transaction, all of his or her unvested equity awards will vest.

On November 1, 2015, our Board of Directors adopted and approved the Change in Control Severance Plan, in which all of the Company’s NEOs participate. The Change in Control Severance Plan provides for severance and other benefits to eligible participants as a result of a qualifying termination without cause or resignation for good reason, in either case within six months prior or two years following a change in control event. An NEO who experiences a qualifying termination and executes (and does not revoke) a general release of claims against the Company will receive the payments and benefits described in the table below.

The following table sets forth information concerning the payments that would be received by each NEO upon a termination of employment without cause or for good reason, upon a change in control or both. The table assumes the termination and/or change in control, as applicable, occurred on December 31, 2018, using the fair market value of $16.40 for each share of our common stock on that date. The table below only shows additional amounts that the NEOs would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time, such as earned but unpaid base salary.

Name	Termination without Cause or for Good Reason ($) (1)		Change in Control With No Termination ($) (2)	Change in Control and Termination without Cause or for Good Reason ($) (3)
A. John Hass III
Severance Payments	$231,293		N/A	$243,992
Equity Acceleration	$7,813,282	(4)	$2,737,439	$8,601,913	(5)
Total Benefits	$8,044,575		$2,737,439	$8,845,905
Nicholas C. Gaehde
Severance Payments	$449,310		N/A	$462,452
Equity Acceleration	$920,431	(6)	$425,892	$1,599,306	(7)
Total Benefits	$1,369,741		$425,892	$2,061,758
Mathew N. Hulett
Severance Payments	$460,115		N/A	$472,814
Equity Acceleration	$256,537	(8)	—	$877,975	(9)
Total Benefits	$716,652		—	$1,350,789
Thomas M. Pierno
Severance Payments	$467,875		N/A	$481,017
Equity Acceleration	$1,026,363	(10)	$281,063	$1,746,684	(11)
Total Benefits	$1,494,238		$281,063	$2,227,701
Sonia Galindo
Severance Payments	$412,277		N/A	$416,370
Equity Acceleration	$729,818	(12)	$192,159	$1,430,315	(13)
Total Benefits	$1,142,095		$192,159	$1,846,685

(1)

Represents benefits payable upon the NEO’s termination by the Company other than for cause or by the NEO for good reason as described in the section “Employment Arrangements with Named Executive Officers.” This column reflects severance payments equal to 12 months of the NEO’s base salary; COBRA premium costs paid on his or her behalf for 12 months, a lump sum payment for 12 months of basic life insurance and AD&D premiums, a flat dollar amount for outplacement services, the annual cash incentive payment earned as of December 31, 2018 and equity acceleration.  As Chief Executive Officer, Mr. Hass was not a participant in the annual cash incentive program.

(2)	Represents the accelerated vesting of performance stock units earned under the 2017-2018 long-term incentive program.
(3)

Represents benefits payable upon the NEO’s termination by the Company other than for cause or by the NEO for good reason as described above, in either case within six months prior to or two years following a change in control event. This column reflects severance payments equal to 12 months of the NEO’s base salary; COBRA premium costs paid on his or her behalf for 18 months, a lump sum payment for 12 months of basic life insurance and AD&D premiums, a flat dollar amount for outplacement services, the annual cash incentive payment earned as of December 31, 2018 and equity acceleration.  As Chief Executive Officer, Mr. Hass was not a participant in the annual cash incentive program.

(4)

Represents acceleration of unvested restricted stock awards, options and earned but unvested performance stock units granted April 4, 2016 and March 17, 2017 and prorated acceleration of the February 22, 2018 equity grants, upon termination of Mr. Hass's employment by the Company without cause or by Mr. Hass for good reason, as stated in the respective award agreements.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest on a prorated basis at the target level of performance.

(5)

Represents acceleration of unvested restricted stock awards, options and performance stock units granted April 4, 2016, March 17, 2017 and February 22, 2018, all of which would fully accelerate upon a change in control of our company and a termination of Mr. Hass's employment by the Company without cause or by Mr. Hass for good reason within six months prior to or two years after the change in control event.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest fully at the target level of performance.

(6)

Represents prorated acceleration of unvested restricted stock awards, options and performance stock units granted on February 19, 2016, February 22, 2017, March 17, 2017, and February 22, 2018 upon termination of Mr. Gaehde's employment by the Company without cause or by Mr. Gaehde for good reason, as stated the respective award agreements.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest on a prorated basis at the target level of performance.

(7)

Represents acceleration of unvested restricted stock awards, options and performance stock units granted on February 19, 2016, February 22, 2017, March 17, 2017, and February 22, 2018, all of which would fully accelerate upon a change in control of our company and a termination of Mr. Gaehde’s employment by the Company without cause or by Mr. Gaehde for good reason within six months prior to or two years after the change in control event.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest fully at the target level of performance.

(8)

Represents prorated acceleration of unvested restricted stock awards and performance stock units granted on August 21, 2017 and February 22, 2018 upon termination of Mr. Hulett's employment by the Company without cause or by Mr. Hulett for good reason, as stated in the respective award agreements.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest on a prorated basis at the target level of performance.

(9)

Represents acceleration of unvested restricted stock awards and performance stock units granted on August 21, 2017 and February 22, 2018, all of which would fully accelerate upon a change in control of our company and a termination of Mr. Hulett's employment by the Company without cause or by Mr. Hulett for good reason wihin six months prior to or two years after the change in control event.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest fully at the target level of performance.

(10)

Represents prorated acceleration of unvested restricted stock awards, options and performance stock units granted on February 19, 2016, February 22, 2017, March 17, 2017 and February 22, 2018 upon termination of Mr. Pierno's employment by the Company without cause or by Mr. Pierno for good reason, as stated in the respective award agreements.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest on a prorated basis at the target level of performance.

(11)

Represents acceleration of unvested restricted stock awards, options and performance stock units granted on February 19, 2016, February 22, 2017, March 17, 2017, and February 22, 2018, all of which would fully accelerate upon a change in control of our company and a termination of Mr. Pierno’s employment by the Company without cause or by Mr. Pierno for good reason within six months prior to or two years after the change in control event.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest fully at the target level of performance.

(12)

Represents prorated acceleration of unvested restricted stock awards, options and performance stock units granted on February 19, 2016, February 22, 2017, March 17, 2017 and February 22, 2018 upon termination of Ms. Galindo's employment by the Company without cause or by Ms. Galindo for good reason, as stated in the respective award agreements. The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest on a prorated basis using the target level of performance.

(13)

Represents acceleration of unvested restricted stock awards, options and performance stock units granted on February 19, 2016, February 22, 2017, March 17, 2017, and February 22, 2018, all of which would fully accelerate upon a change in control of our company and a termination of Ms. Galindo's employment by the Company without cause or by Ms. Galindo for good reason within six months prior to or two years after the change in control event.  The unearned performance stock units under the 2018-2020 long-term incentive program are assumed to vest fully at the target level of performance.

CEO Pay Ratio

The ratio of the annual compensation of A. John Hass, our CEO, to the median annual compensation of our other employees in 2018 is 49 to 1.

 In 2018, there were no material changes in our employee population or employee compensation arrangements that significantly impacted the pay ratio disclosure. Therefore, we used the median employee from 2017.  We calculated the median employee's total compensation in 2018 in accordance with SEC rules to use as the basis for the pay ratio.  Based on this calculation, our median employee earned $50,944 in total compensation for 2018.   For the total compensation for Mr. Hass in 2018, we used the amount reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement of $2,508,000.

As disclosed in the 2018 proxy statement, to identify the median employee in 2017, we identified our total employee population as of December 31, 2017, and, in accordance with SEC rules, excluded the CEO and our non-U.S. employees, to arrive at the median employee consideration pool.  The excluded non-U.S. employees consisted of 16 employees in the United Kingdom, 15 employees in Germany, 5 employees in China, 2 employees in Spain, 2 employees in Canada and 1 employee in France, which, in aggregate, represented less than 4.1% of our total population of 988 employees on December 31, 2017.  Once we identified the employee consideration pool, we aggregated 2017 salary, annual bonus, sales commissions and the value of employer-paid benefits for each employee to determine the median employee.  Salary was not annualized for employees who started employment with us after January 1, 2017.

The determination of the median employee is an estimate, and other companies may use different methodologies and assumptions in determining the median employee. The pay ratio for other companies may not be comparable to the ratio we present due to different methodologies and assumptions, different employee populations, and different compensation structures.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2016, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a participant and in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement, and as set forth below.

Procedures for Related-Party Transactions

Under our Code of Ethics and Business Conduct and our policy governing related-party transactions, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related-party transactions, to their managers and/or our General Counsel and Secretary who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter and our policy governing related-party transactions, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our Code of Ethics and Business Conduct and Audit Committee charter may be found at our corporate website, www.rosettastone.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our directorship is divided into three classes, with all of the members of one class standing for election each year to serve three-year terms. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, as determined by our Board under applicable NYSE listing standards, recommended the two directors named below for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the 2019 Annual Meeting.

Nominees    The following two incumbent members of Class I of our Board of Directors have been nominated for re-election to our Board: David Nierenberg and Steven P. Yankovich.

Each nominee, if elected, will serve until our 2022 Annual Meeting of Stockholders and until his or her qualified successor is elected, unless the nominee dies, resigns or is removed from our Board of Directors prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder may vote your shares to approve the election of any substitute nominee proposed by our Board. Please see “Our Board of Directors and Nominees—Directors Standing for Election” above for information concerning each of our nominees standing for election.

Vote Required for Election

Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the 2019 Annual Meeting. As a result, the two nominees with the most votes will be elected. Votes may be cast in favor of a director or withheld.  Broker non-votes will have no effect on the outcome of the election of directors.

Our Board of Directors unanimously recommends that you vote

“FOR” the election of each of the nominated directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for its 2019 fiscal year.  The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee’s appointment of Deloitte.  Deloitte has audited the Company’s consolidated financial statements each year since 2004.  In recommending ratification by the stockholders of such engagement, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Deloitte’s independence, professional competence and standing. As a matter of good corporate governance, we are asking stockholders to ratify this appointment. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the appointment is ratified by our stockholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders. One or more representatives of Deloitte are expected to attend the 2019 Annual Meeting and will have the opportunity to make a statement at the 2019 Annual Meeting if they wish to do so. It is also expected that Deloitte’s representative(s) will be available to respond to appropriate questions from stockholders.

Our Audit Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm    It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The independent auditor and management periodically report to the Audit Committee the actual fees incurred versus the pre-approved budget. All audit contracts that were entered into in 2018 were pre-approved by the Audit Committee.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows fees and expenses that we paid (or accrued) for professional services rendered by Deloitte for the years ended December 31, 2017 and 2018:

Fee Category	Year Ended December 31, 2017 ($)	Year Ended December 31, 2018 ($)
Audit Fees	$1,197,330	$973,280
Audit-Related Fees	183,848	60,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,381,178	$1,033,280

Audit Fees    These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.   Further detail on audit fees is as follows:

Fee	Year Ended December 31, 2017 ($)	Year Ended December 31, 2018 ($)
Base Audit Fee - US	$996,000	$825,000
Base Audit Fee - UK	67,655	65,857
Transactional-related Items and Expenses	133,675	82,423
Total Audit Fees	$1,197,330	$973,280

Audit-Related Fees    These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”  For 2018, audit-related fees related to services rendered in connection with our adoption of the new revenue standard pursuant to ASC 606.

Tax Fees    These fees consist of amounts paid for federal, state, local and foreign tax compliance, tax advice and tax planning and related matters.

All Other Fees    These fees consist of all other amounts we paid to Deloitte during the applicable period.

Vote Required for Approval

In order to be approved, Proposal No. 2 must receive the affirmative vote of a majority of the votes cast on this proposal.  Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal.  If the selection of Deloitte is not ratified accordingly, our Board will consider whether we should select another independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote

“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

PROPOSAL NO. 3

APPROVAL OF THE

ROSETTA STONE INC. 2019 OMNIBUS INCENTIVE PLAN

We are seeking stockholder approval of the Rosetta Stone Inc. 2019 Omnibus Incentive Plan (the "2019 Plan"). The 2019 Plan was approved by our Board of Directors on March 30, 2019, subject to and effective upon the approval of our stockholders at the 2019 Annual Meeting.  The 2019 Plan is intended to replace the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan (the “2009 Plan”), which expired on February 27, 2019.

In light of the expiration of the 2009 Plan, the Company does not have a vehicle for providing equity incentives to Company employees, officers and non-employee directors.  The 2019 Plan will enable the Company to continue to have an appropriate supply of shares for equity incentives to recruit, hire, motivate and retain the talent required to successfully execute our business plans. We expect that we will benefit from the added interest in the welfare of the Company that employees, officers, and non-employee directors will have as a result of their proprietary interest in our success. We also believe that equity-based incentive awards are an important means of aligning employee, officer and non-employee director interests with those of our stockholders.

The number of shares of our common stock that may be the subject of awards and issued under the 2019 Plan is 2,350,000, plus the shares subject to any awards outstanding under the 2009 Plan as of the date the 2019 Plan becomes effective that subsequently expire, are forfeited or canceled or are settled for cash.  Until such time, however, awards under the 2009 Plan that are outstanding on the date the 2019 Plan becomes effective will continue to be subject to the terms of the 2009 Plan.  No shares that were available for issuance under the 2009 Plan at the time of its expiration will be carried over into the 2019 Plan.  Based on estimated usage, the Company believes the 2019 Plan share reserve will provide the Company with sufficient shares for our equity compensation programs until our 2021 Annual Meeting.

As of March 1, 2019, a total of 3,369,701 shares were subject to outstanding awards under the 2009 Plan.  Set forth below is additional information regarding shares currently outstanding under the 2009 Plan. The Company made its annual award grant to employees in February 2019 and those awards are included in the data below.

Selected Data as of March 1, 2019:

Stock options outstanding	1,836,838
Weighted average exercise price	$9.06
Weighted average remaining contractual life	6.26 years
Restricted stock and restricted stock units outstanding (unvested)	765,678
Performance stock units outstanding (unvested)	767,185
Shares remaining for grant under the 2009 Plan[1]	--
1. The 2009 Plan expired effective February 27, 2019 and no further grants may be made from this plan.

Burn Rate and Dilution

Our three-year average “burn rate” was 4.66% for the period January 1, 2016 through December 31, 2018.  We define burn rate as the total number of shares subject to awards granted to participants (or in the case of performance-based awards, earned by participants) in a single year expressed as a percent of our basic weighted average shares of common stock outstanding for that year.  We believe our historical burn rate is reasonable for a company of our size in our industry.  Awards were granted, earned, vested and forfeited in each of the three years ended December 31, 2018 as follows:

Performance Share Units

Year	Performance Share Units Granted (#)	Performance Share Units Earned (#)	Performance Share Units Vested (#)	Performance Share Units Forfeited (#)
2016	--	--	--	--
2017	462,870	--	--	29,282
2018	334,714	108,591	54,298	54,344

Non-Qualified Stock Options

Year	NQSOs Granted (#)	NQSO Exercised (#)	NQSOs Forfeited (#)
2016	464,194	12,971	494,458
2017	55,610	79,365	141,464
2018	60,603	207,218	80,148

Performance-Based Non-Qualified Stock Options

Year	Performance-Based NQSOs Granted (#)	Performance-Based NQSOs Earned (#)	Performance-Based NQSOs Vested (#)	Performance-Based NQSOs Forfeited (#)
2016	628,960	--	--	--
2017	--	144,497	--	169,968
2018	--	314,465	--	--

Restricted Stock

Year	Restricted Stock Granted (#)	Restricted Stock Vested (#)	Restricted Stock Forfeited (#)
2016	300,650	196,001	71,848
2017	291,406	163,027	71,641
2018	218,006	208,238	39,934

Performance-Based Restricted Stock

Year	Performance-Based Restricted Stock Granted (#)	Performance-Based Restricted Stock Earned (#)	Performance-Based Restricted Stock Vested (#)	Performance-Based Restricted Stock Forfeited (#)
2016	140,846	--	--	--
2017	--	64,719	32,360	5,704
2018	--	140,846	63,129	--

Restricted Stock Units

Year	Restricted Stock Units Granted (#)	Restricted Stock Units Vested (#)	Restricted Stock Units Released (#)	Restricted Stock Units Forfeited (#)
2016	67,663	59,808	58,719	8,829
2017	46,601	54,191	--	--
2018	31,929	41,711	30,682	--

For additional information regarding stock-based awards previously granted, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Our projected voting power dilution as of March 18, 2019 would be 24.96%, based on including the 2,350,000 share reserve under the 2019 Plan in the formula, and eliminating the shares available for future grants under the 2009 Plan, since unused shares under the 2009 Plan will not be carried over to the 2019 Plan.  We define voting power dilution as the sum of (i) the total number of shares available for future grants under the 2019 Plan and (ii) the total number of shares of our common stock subject to outstanding awards under the 2009 Plan, divided by the fully diluted number of shares of common stock outstanding. In light of the expected duration of the 2019 Plan’s share reserve, we believe that the expected dilution that will result from the 2019 Plan is reasonable for a company of our size in our industry and will allow us to respond to special, unplanned activities.

Corporate Governance Practices Incorporated into 2019 Plan

We have designed the 2019 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the Company.  These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•

No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2019 Plan.

•	No Dividends on Unearned Awards. The 2019 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•

Fungible Share Pool. The 2019 Plan utilizes a fungible share pool under which each regular stock option and SAR counts as one share against the share reserve and each full-value award counts as 1.75 shares against the share reserve.

•

Awards Subject to Clawback Policy. Performance-based awards under the 2019 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.  Currently, the Company maintains a clawback policy that applies to performance-based incentive compensation awards granted to an executive officer after January 1, 2014.

•

No Tax Gross-Ups. The 2019 Plan does not provide for any tax gross-ups.  The 2019 Plan provides that if any benefits provided to a participant under the 2019 Plan or other Company compensation arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and result in the imposition of an excise tax on the participant under Section 4999 of the Internal Revenue Code, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

•

Limit on Non-Employee Director Awards.  The maximum number of shares that may be granted under the 2019 Plan to any non-employee director in any year is limited to a number that, combined with any cash fees or other compensation paid to such director, does not exceed $500,000; provided that the Board may make exceptions to this limit for individual directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as the aggregate limit for services as a member of the Board or a committee of the Board does not exceed $750,000 in total value during any year.

Summary of the 2019 Plan

The material features of our 2019 Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of our 2019 Plan, attached as Appendix B to this Proxy Statement.

Types of Awards

The terms of the 2019 Plan provide for the grant of incentive stock options, non-qualified stock options, SARs, restricted stock awards, restricted stock unit awards, performance stock awards, performance unit awards, cash-based awards and other stock-based awards.

Eligibility

The employees, consultants and advisors of the Company and its affiliates, as well as non-employee directors of the Company, will be eligible to receive awards under the 2019 Plan, except that: (i) only those persons who are, on the dates of grant, key employees of our Company or any parent or subsidiary corporation of our Company are eligible for incentive stock options under our 2019 Plan and (ii) directors and third party service providers are only eligible to receive non-qualified stock options, SARs, and other awards settled in shares of our common stock, other than incentive stock options, under our 2019 Plan.  As of March 18, 2019, there were approximately 1,066 employees of the Company and its affiliates and six non-employee directors of the Company who would be eligible to receive awards under the 2019 Plan.

In addition, an award other than an incentive stock option, performance stock award or performance unit award may be granted to a person who is expected to become a key employee of our Company or an affiliate within six months of the date of grant of the award, conditioned upon the person becoming an employee within this time period.

Shares Available for Awards

If the 2019 Plan is approved by our stockholders, a maximum of 2,350,000 shares of our common stock will be available for issuance under the 2019 Plan, subject to adjustment for certain changes in our capitalization as provided in the 2019 Plan. In addition, the shares subject to any awards outstanding under the 2009 Plan as of the date the 2019 Plan becomes effective that subsequently expire, are forfeited or canceled or are settled for cash will be available for issuance under the 2019 Plan.  As of March 1, 2019, a total of 3,369,701 shares were subject to outstanding awards under the 2009 Plan.  No shares that were available for issuance under the 2009 Plan at the time of its expiration will be carried over into the 2019 Plan.

If the 2019 Plan is approved by our stockholders, the aggregate number of shares of our common stock with respect to which incentive stock options may be granted under the 2019 Plan will be equal to 2,350,000 shares, subject to adjustment for certain changes in our capitalization as provided in the 2019 Plan.

The maximum number of shares of our common stock with respect to which incentive stock options, non-qualified stock options, SARs, performance stock awards, or performance unit awards payable in shares of our common stock, may be granted to an employee during a fiscal year is 235,000 shares, subject to adjustment for certain changes in our capitalization as provided in the 2019 Plan.  Under our 2019 Plan the maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year and the maximum value of cash that may be paid to an employee during a fiscal year with respect to cash-based awards are both $5,000,000.

The maximum number of shares of our common stock that may be granted to any non-employee director pursuant to awards under the 2019 Plan in any fiscal year will be limited to a number that, combined with any cash fees or other compensation paid to such director, does not exceed $500,000 in total value, with the value of any such awards based on the grant date fair value of such awards for financial reporting purposes; provided, however, that (A) the foregoing limitation will not apply to the extent that the non-employee director has been or becomes an employee of the Company during the fiscal year and (B) the Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board of Directors may determine in its sole discretion, so long as (1) the aggregate limit for services as a member of the Board of Directors or a committee of the Board of Directors does not exceed $750,000 in total value during a fiscal year and (2) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.  The limits described in this paragraph do not apply to compensation to a non-employee director for service to the Company other than service as a member of the Board of Directors or a committee of the Board of Directors.

Each share of our common stock subject to awards granted under the 2019 Plan, other than stock options or SARs, that is settled by the issuance of shares of our common stock ("Full Value Awards") will be counted as 1.75 shares against the aggregate share reserve under the 2019 Plan. Each share of our common stock subject to stock options and SARs granted under the 2019 Plan will be counted as one share against the aggregate share reserve under the 2019 Plan.

If an award is settled in cash rather than in shares of our common stock, the shares reserved for such award will become available again for issuance under the 2019 Plan. If any award is canceled, forfeited, terminates, expires, or lapses for any reason, any shares of our common stock subject to such award again will become available again for issuance under the 2019 Plan. To the extent a Full Value Award is forfeited prior to the expiration of the applicable vesting period or performance goal period, the same number of shares of our common stock will be added to the aggregate share reserve under the 2019 Plan as were deducted when such award first was granted. If shares of our common stock are issued under the 2019 Plan with respect to a substitution award (as described below), such shares will not count against the aggregate share reserve under the 2019 Plan.

If shares of our common stock are withheld from any award to satisfy applicable tax withholding obligations, or if shares of our common stock are tendered by a participant to pay the exercise price of a stock option or to satisfy applicable tax withholding obligations of an award, such shares will not become available again for issuance under the 2019 Plan.

If a SAR is settled in shares of our common stock, the number of shares subject to the SAR will be counted against the aggregate share reserve under the 2019 Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

The closing price of a share of our common stock on the New York Stock Exchange on March 18, 2019 was $22.25.

Administration

Our Board of Directors will administer the 2019 Plan with respect to awards to non-employee directors and our Compensation Committee will administer the 2019 Plan with respect to awards to employees and third party service providers. In administering awards under our 2019 Plan our Board of Directors or the Compensation Committee, as applicable (the “Committee”), has the power to determine the terms of the awards granted under the 2019 Plan, including the exercise price, the number of shares subject to each award and the vesting and exercisability of the awards. The Committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2019 Plan. The Committee also has the authority to provide for accelerated exercisability and vesting of awards.

The Committee may delegate to one or more of its members or to one or more officers of our Company or our affiliates or to one or more agents or advisors such administrative duties or powers as it deems advisable. The Committee may authorize one or more officers of our Company to designate employees (other than officers, directors, or owners of more than 10% of our securities) and third-party service providers to be recipients of awards and determine the size of any such awards. Under any such delegation, the Committee will specify the total number of shares of our common stock that may be subject to the awards granted by such officer.

No Repricing; No Cancellation and Re-Grant of Stock Awards

Under the 2019 Plan, without the prior approval of our stockholders, the Committee will not directly or indirectly lower the exercise price of a previously granted option or the grant price of a previously granted SAR, or cancel a previously granted option or previously granted SAR for a payment of cash, other property or other awards if the aggregate fair market value of such award is less than the aggregate exercise price of such award in the case of an option or the aggregate grant price of such award in the case of a SAR.

Stock Options

Stock options are options to acquire our common stock. The terms and conditions of stock options granted under the 2019 Plan are determined by the Committee and set forth in stock option agreements.

The exercise price of a stock option granted under the 2019 Plan must at least be equal to the fair market value of our common stock on the date of grant and the term of a stock option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

Stock options granted under the 2019 Plan may vest and become exercisable at the rate specified by the Committee in the applicable stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Committee may determine.

In order to exercise a stock option under the 2019 Plan, a participant must provide a written notice of exercise and pay the exercise price (i) by cash, certified check, bank draft or postal or express money order, (ii) pursuant to an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (iii) in any other form of payment acceptable to the Committee. The Committee may permit a participant to pay the exercise price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of our common stock acquired upon exercise and remit to us a sufficient portion of the sale proceeds to pay the exercise price and applicable tax withholding.

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as non-qualified stock options.

Stock Appreciation Rights

SARs allow the recipient to receive, upon exercise of the SAR, the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The terms and conditions of SARs granted under the 2019 Plan are determined by the Committee and set forth in SAR agreements. The grant price of a SAR granted under our 2019 Plan must not be less than the fair market value of our common stock on the date of grant and the term of a SAR may not exceed ten years, except that with respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option. SARs may be subject to vesting in accordance with a vesting schedule determined by the Committee. The amount payable upon exercise of a SAR may be paid in cash or with shares of our common stock, a combination thereof, or in any other manner approved by the Committee.

Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the Committee. The terms and conditions of restricted stock awards granted under the 2019 Plan are determined by the Committee and set forth in restricted stock award agreements. Dividends may be paid with respect to restricted stock in cash or property other than shares or rights to acquire shares, provided that such dividends are not distributed until the vesting requirements and transferability restrictions imposed on the restricted stock award lapse. Dividends paid in shares or rights to acquire shares will be added to and become a part of the restricted stock.

Restricted Stock Unit Awards

Restricted stock unit awards are awards that are based on the value of our common stock and may be paid in cash or in shares of our common stock. The terms and conditions of restricted stock unit awards granted under the 2019 Plan are determined by the Committee and set forth in restricted stock unit award agreements. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined by the Committee. A restricted stock unit award agreement may specify that the participant will be entitled to the payment of dividend equivalents under the award, provided that no dividend equivalents will be distributed unless the vesting requirements and transferability restrictions imposed on the award lapse.

Performance Stock and Performance Unit Awards

Performance stock and performance unit awards are awards that will result in a payment to a participant only if performance goals established by the Committee are achieved or the award otherwise vests. The terms and conditions of performance stock and performance unit awards granted under the 2019 Plan are determined by the Committee and set forth in performance stock and performance unit award agreements. The Committee will establish organization or individual performance goals which, depending on the extent to which they are met, will determine the number and the value of performance stock and performance units to be paid out to participants. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the Committee. The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award will be based upon the attainment of such performance goals as the Committee may determine. A performance stock or performance unit award agreement may specify that the participant will be entitled to the payment of dividend equivalents under the award, provided that no dividend equivalents will be distributed unless the restrictions imposed on the award lapse.

Other Stock-Based Awards

Other stock-based awards (including the grant or offer for sale of unrestricted shares of our common stock) may be granted under the 2019 Plan upon terms and conditions determined by the Committee. Such awards may involve the transfer of actual shares of our common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of our common stock and may include awards designed to comply with the applicable laws of jurisdictions other than the United States. Payment with respect to such awards will be made in cash or in shares of our common stock, as determined by the Committee.

Cash-Based Awards

Cash-based awards may be granted under the 2019 Plan upon terms and conditions determined by the Committee. The amount of any cash-based award may be based on the attainment of specified performance goals (as provided in the 2019 Plan) established by the Committee.  Payment with respect to such awards will be made in cash, or at the discretion of the Committee, in shares of our common stock.

Substitution Awards

Awards may be granted under our 2019 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our Company or any of our affiliates, or whose employer is about to become an affiliate as the result of our merger or consolidation with another corporation, our acquisition of substantially all the assets of another corporation, or our acquisition of at least 50% of the outstanding stock of another corporation as the result of which such other corporation will become our subsidiary. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2019 Plan to the extent our Board of Directors may deem appropriate to conform to the provisions of the substituted award.

Separation from Service

The treatment of awards upon a participant's separation from service with our Company and our affiliates will be determined by the Committee and set forth in an award agreement. However, if the Committee finds that, before or after the participant's separation from service, he or she committed certain "cause" events (as described in the 2019 Plan), then as of the date the Committee makes its finding, all of the participant's unexercised awards (including all unvested awards) will be forfeited.

Transferability

Except as specified in the applicable award agreement or in a domestic relations court order, an award granted under the 2019 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and will be exercisable, during the participant's lifetime, only by the participant. Incentive stock options may not be transferred other than by will or the laws of descent and distribution, and all incentive stock options will be exercisable during a participant's lifetime only by such participant.

Forfeiture Events and Other Restrictions

The Committee may specify in an award agreement that the participant's rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include separation from service for cause or for any other reason, violation of our material policies, breach of any applicable noncompetition, confidentiality, or other restrictive covenants, or other conduct by the participant that is detrimental to our business or reputation. The Committee may also impose conditions or restrictions on shares of our common stock issued pursuant to an award, including a requirement that the participant hold the shares for a specified period of time.

Changes to Capital Structure

The existence of outstanding awards will not affect in any way the right or power of our Company to make any adjustments, recapitalizations, reorganizations or other changes in our Company's capital structure or its business. If our Company effects a capital readjustment or any increase or reduction of the number of shares of our common stock outstanding, without receiving compensation therefore in money, services or property, then the following will be appropriately adjusted: (i) the number, class or series and per share price of our common stock subject to outstanding awards under our 2019 Plan; (ii) the number and class or series of our common stock then reserved for issuance under the 2019 Plan; (iii) the aggregate number and class or series of our common stock with respect to which incentive stock options may be granted under the 2019 Plan; and (iv) the maximum number and class or series of our common stock with respect to which awards may be granted to any employee during a fiscal year.

Corporate Transactions

If we are not the surviving entity in any merger, consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was wholly-owned by us immediately prior to such merger, consolidation or other reorganization); if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets (other than to any entity wholly-owned by us); if we are to be dissolved; or if we are a party to any other corporate transaction (as defined under Section 424(a) of the Internal Revenue Code), then the Committee may:

•

accelerate the time at which some or all of the awards then outstanding may be exercised so that such awards may be exercised in full for a limited period of time on or before a specified date, after which all such awards that remain unexercised will terminate;

•

require the mandatory surrender to our Company of some or all of the then outstanding awards as of a specified date, in which event the Committee will then cancel such awards and our Company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of our Company in connection with such transaction over the exercise prices under such awards for such shares;

•	have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the then outstanding awards;

•

provide that the number and class or series of our shares of common stock covered by an award will be adjusted so that such award when exercised will then cover the number and class or series of our common stock or other securities or property to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of such award had been the holder of record of the number of shares of our common stock then covered by such award; or

•	make such adjustments to awards then outstanding as the Committee deems appropriate to reflect such transaction.

Payment Limitations in connection with a Change in Control

The 2019 Plan provides that if any payments or benefits provided to a participant under the 2019 Plan or any other Company compensation programs or arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, and would otherwise result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

Plan Amendments and Termination

Our Board of Directors may alter, amend, or terminate our 2019 Plan and the Committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification of our 2019 Plan or any award agreement will adversely affect in any material way any award previously granted, without the written consent of the holder. We will obtain stockholder approval of any amendment to the 2019 Plan as required by applicable law or stock exchange rules.

Our 2019 Plan will become effective upon stockholder approval. No awards may be granted under our 2019 Plan on or after the tenth anniversary of the effective date, unless our 2019 Plan is subsequently amended, with the approval of stockholders, to extend the termination date.

New Plan Benefits

Rosetta Stone Inc. 2019 Omnibus Incentive Plan

Name and Position	Dollar Value ($)		Number of Shares Subject to Stock Awards
A. John Hass III Chief Executive Officer	(1)		(1)
Nicholas C. Gaehde Co-President	(1)		(1)
Mathew N. Hulett Co-President	(1)		(1)
Thomas M. Pierno Chief Financial Officer	(1)		(1)
Sonia Galindo General Counsel and Secretary	(1)		(1)
All current executive officers as a group	(1)		(1)
All current non-executive officer directors as a group	600,000	(2)	(2)
All employees, other than current executive officers, as a group	(1)		(1)

_________________________

(1)

Awards granted under the 2019 Plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of this Proposal No. 3. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2019 Plan.

(2)

Pursuant to our current non-employee director compensation policy, each of our then current non-employee directors will receive an annual equity grant with a fair market value as of the date of grant of $100,000, comprised of 50% stock options and 50% restricted stock units (“RSUs”) granted under the 2019 Plan. The number of shares subject to such awards granted under the 2019 Plan is determined on the basis of the fair market value of our common stock on the date of grant and, therefore, is not determinable at this time. Our then current non-employee directors also have the choice to elect their annual retainers in either cash or RSUs, at the discretion of the director.  Accordingly, we cannot currently determine the number of shares subject to awards that may be granted in the future to our directors under the 2019 Plan.

U.S. Federal Income Tax Consequences of 2019 Plan Awards

The following is a general summary of the principal U.S. Federal income tax consequences to participants who are either U.S. citizens or residents of certain transactions with respect to awards granted under our 2019 Plan and to the Company. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any locality, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2019 Plan.  This information is not tax guidance to participants.

Incentive Stock Options

When the Committee grants an employee an incentive stock option to purchase shares of our common stock under our 2019 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee's exercise of the incentive stock option; however, the difference between the exercise price and the fair market value of the shares of our common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an incentive stock option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long-term capital gain (or loss) and our Company will not be entitled to any deduction in connection with the sale or the grant or exercise of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an incentive stock option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and our Company should be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the Committee grants a nonqualified stock option to purchase shares of our common stock under our 2019 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our common stock acquired on the date of exercise and the option grant price. The tax basis of the shares acquired on exercise of the nonqualified stock option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option by an employee is subject to Federal tax withholding. Generally, our Company should be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a nonqualified stock option.

Stock Appreciation Rights

The grant of a SAR under our 2019 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the taxable income will be equal to the difference between the fair market value of the underlying shares of our common stock acquired on the date of exercise and the grant price of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, our Company should be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards

The grant of a restricted stock award under our 2019 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company, at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. The Company should be entitled to a deduction in the amount and at the time the recipient recognizes income. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and our Company will not be entitled to deductions with respect to the dividends.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of a restricted stock unit award under our 2019 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company at the time of grant. At the time a restricted stock unit award is settled the recipient will recognize ordinary income and our Company should be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our Company's common stock at the time the restricted stock unit is settled.

Performance Stock and Performance Unit Awards

Performance stock awards granted under our 2019 Plan generally have the same tax consequences as restricted stock awards as discussed above. A recipient of a performance unit award under our 2019 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and our Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and our Company should be entitled to a corresponding deduction.

Cash-Based and Other Stock-Based Awards

The grant of a cash-based award under our 2019 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and our Company should be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other stock-based awards granted under our 2019 Plan generally have the same tax consequences as restricted stock unit awards.

Section 409A

Section 409A of the Internal Revenue Code ("Section 409A") generally provides rules that must be followed with respect to covered nonqualified deferred compensation arrangements in order to avoid immediate inclusion of amounts deferred and the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the nonqualified deferred compensation. The 2019 Plan permits the grants of various types of awards, which may or may not be exempt from Section 409A.  For awards subject to Section 409A, certain officers of the Company may be subject to a delay of up to six months in the settlement of their awards.  If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events described in this section could apply earlier than described, and could result in the immediate inclusion of any amounts deferred (even if they have not actually been paid) and the imposition of the 20% additional tax plus interest. Restricted stock awards, stock options and SARs that comply with the terms of the 2019 Plan, are designed to be exempt from Section 409A. RSUs granted under the 2019 Plan may be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from Section 409A. If not exempt, such RSUs must be specifically designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Certain Other Tax Issues

In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) our ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations; and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes and may be nondeductible by us.

Other Information and Conclusion

If our stockholders do not approve the 2019 Plan, the Company will not have a vehicle for providing equity incentives to Company employees, officers and non-employee directors in light of the expiration of the 2009 Plan.

The Company believes that its best interests will be served by the approval of the 2019 Plan. The 2019 Plan will enable the Company to be in a position to continue to grant long-term incentive awards to employees, officers and non-employee directors, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities.

Vote Required for Approval

Under NYSE rules, approval of the 2019 Plan requires the affirmative vote of a majority of the votes cast on the proposal.  Under NYSE guidance, abstentions are treated as votes cast. Accordingly, abstentions will have the effect of votes against the proposal, while broker non-votes will have no effect on the outcome of the proposal.

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2018 for (1) all equity compensation plans previously approved by our stockholders and (2) all equity compensation plans not previously approved by our stockholders.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of such outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	1,401,948	(2)	9.69	(3)	1,161,160	(4)
	235,905	(5)	—

Equity compensation plans not approved by security holders	—		—		—

_________________________

(1)

As of December 31, 2018, the Company had 1,161,160 shares remaining available for grant under its equity compensation plans and the following equity awards were outstanding: 1,401,948 stock options, with a weighted average exercise price of $9.69 and a weighted average remaining term of 6.17 years, as well as 1,296,517 Full Value Awards, which consisted of 400,952 restricted stock awards, 235,905 RSU awards and 659,660 performance stock unit awards.

(2)	Represents nonqualified stock options outstanding under the Rosetta Stone Inc. 2006 Stock Incentive Plan and the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan.
(3)	Represents the weighted-average exercise price of the outstanding nonqualified stock options, and excludes the RSUs, which have no exercise price.
(4)

In addition to our 2009 Plan, we maintain the Rosetta Stone Inc. 2006 Stock Incentive Plan, which was previously approved by our stockholders in 2006 prior to our initial public offering. The 2006 plan has expired and no new awards will be made and awards that are forfeited will not be made available for future issuance.  The remaining options under the 2006 plan will expire on April 15, 2019 if not exercised before then.

(5)	Represents RSU awards outstanding under the 2009 Plan.

Our Board of Directors unanimously recommends that you vote

"FOR" the approval of the Amendment to the Rosetta Stone Inc. 2019 Omnibus Incentive Plan

PROPOSAL NO. 4

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our NEOs. This vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, as disclosed in this proxy statement in accordance with SEC rules. We are providing this vote as required by Section 14A of the Exchange Act. Pursuant to the vote of our stockholders at the 2017 Annual Meeting of Stockholders, the Company seeks stockholder approval of the Company’s executive compensation on an annual basis.  Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders of Rosetta Stone Inc. (“Rosetta Stone”) advise that they approve the compensation paid to Rosetta Stone’s Named Executive Officers, as disclosed in Rosetta Stone’s Proxy Statement for the 2019 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Vote Required for Approval

In order to be approved, this proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on this proposal. Abstentions with respect to this proposal will have the effect of a vote against the proposal.  Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal.

Our Board of Directors unanimously recommends that you vote

“FOR” the advisory approval of the resolution set forth above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2019 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Sonia Galindo
General Counsel and Secretary

APPENDIX A

This Proxy Statement contains non-GAAP financial measures under SEC rules and regulations and statistical measures. GAAP is the acronym for “accounting principles generally accepted in the United States.” The non-GAAP financial measures presented may not be comparable to those used by other companies.

Non-GAAP Financial Measures Used in 2018 AIP and 2018-2020 LTIP

Sales or bookings represents executed contracts received by the Company that are either recorded immediately as revenue or deferred revenue. Therefore, sales or bookings is an operational metric and in any one period is equal to revenue plus the change in deferred revenue.

Bookings-based Adjusted EBITDA represents GAAP net income/(loss) plus interest income and expense, other income/expense, income tax benefit and expense, impairment, lease abandonment and termination, depreciation, amortization, stock-based compensation expense, restructuring, strategy and cost reduction-related consulting expenses, plus the change in deferred revenue (excluding acquired deferred revenue) less the change in deferred commissions.  In addition, Bookings-based Adjusted EBITDA excludes "Other" items related to non-restructuring wind down and severance costs and transaction and other costs associated with mergers and acquisitions, as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Bookings-based Adjusted EBITDA Less Capital Expenditures subtracts capital expenditures as reported on the Cash Flow Statement (i.e., Purchases of Property & Equipment).

Statistical Measures Used in 2018 AIP and 2018-2020 LTIP

Lifetime Value, or LTV, is an operating metric calculated as the combined value of customers’ initial purchases plus an estimate of future renewals based on the median renewal rates observed for recent renewals of similar products.  LTV per unit is expressed as the weighted average LTV per unit of all products sold during a given period.

LTV Added is the LTV per unit multiplied by total new unit sales net of returns.

Customer Acquisition Cost, or CAC, is an operating metric calculated as the sum of Consumer GAAP sales and marketing expenses in a period plus affiliate commission expenses that are classified as cost of goods sold, adjusted to reflect the lifetime app store commissions incurred on the initial app sale plus an estimate of app commission expenses on future renewals.

CAC per unit is CAC divided by total new unit sales net of returns for North America direct-to-consumer and Global app sales.

LTV-to-CAC ratio is calculated as LTV per unit divided by CAC per unit.

Net LTV Added is calculated as LTV Added minus CAC.

Company Weighted Sum Bookings is calculated by applying a three times multiple to the Literacy business unit's bookings.

A-1

APPENDIX B

ROSETTA STONE INC.

2019 OMNIBUS INCENTIVE PLAN

(Effective Upon Stockholder Approval)

ARTICLE I	ESTABLISHMENT, PURPOSE AND DURATION	B-4
1.1	Establishment	B-4
1.2	Purpose of the Plan	B-4
1.3	Duration of Plan	B-4
ARTICLE II	DEFINITIONS	B-4
ARTICLE III	ELIGIBILITY	B-8
ARTICLE IV	GENERAL PROVISIONS RELATING TO AWARDS	B-8
4.1	Authority to Grant Awards	B-8
4.2	Shares That Count Against Limit	B-9
4.3	Non-Transferability	B-10
4.4	Requirements of Law	B-10
4.5	Changes in the Company's Capital Structure	B-10
4.6	Election Under Section 83(b) of the Code	B-12
4.7	Forfeiture for Cause	B-12
4.8	Forfeiture Events	B-12
4.9	Award Agreements	B-12
4.10	Amendments of Award Agreements	B-13
4.11	Rights as Stockholder	B-13
4.12	Issuance of Shares of Stock	B-13
4.13	Restrictions on Stock Received	B-13
4.14	Compliance With Section 409A	B-13
4.15	Date of Grant	B-13
4.16	Source of Shares Deliverable Under Awards	B-13
ARTICLE V	OPTIONS	B-14
5.1	Authority to Grant Options	B-14
5.2	Type of Options Available	B-14
5.3	Option Agreement	B-14
5.4	Option Price	B-14
5.5	Duration of Option	B-14
5.6	Amount Exercisable	B-14
5.7	Exercise of Option	B-14
5.8	Transferability—Incentive Stock Options	B-15
5.9	Notification of Disqualifying Disposition	B-15
5.10	No Rights as Stockholder	B-15
5.11	$100,000 Limitation on ISOs	B-15
5.12	Separation from Service	B-15
ARTICLE VI	STOCK APPRECIATION RIGHTS	B-15
6.1	Authority to Grant SAR Awards	B-15
6.2	Type of Stock Appreciation Rights Available	B-15
6.3	General Terms	B-15
6.4	SAR Agreement	B-16
6.5	Term of SAR	B-16
6.6	Exercise of Freestanding SARs	B-16
6.7	Exercise of Tandem SARs	B-16
6.8	Payment of SAR Amount	B-16
6.9	Separation from Service	B-16
6.10	Nontransferability of SARs	B-16
6.11	No Rights as Stockholder	B-16
6.12	Restrictions on Stock Received	B-17
ARTICLE VII	RESTRICTED STOCK AWARDS	B-17
7.1	Restricted Stock Awards	B-17
7.2	Restricted Stock Award Agreement	B-17
7.3	Holder's Rights as Stockholder	B-17
ARTICLE VIII	RESTRICTED STOCK UNIT AWARDS	B-17
8.1	Authority to Grant RSU Awards	B-17
8.2	RSU Award	B-18
8.3	RSU Award Agreement	B-18
8.4	Dividend Equivalents	B-18
8.5	Form of Payment Under RSU Award	B-18
8.6	Time of Payment Under RSU Award	B-18
8.7	Holder's Rights as Stockholder	B-18
ARTICLE IX	PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS	B-18
9.1	Authority to Grant Performance Stock Awards and Performance Unit Awards	B-18
9.2	Performance Goals	B-18
9.3	Written Agreement	B-20
9.4	Form of Payment Under Performance Unit Award	B-21
9.5	Time of Payment Under Performance Unit Award	B-21
9.6	Holder's Rights as Stockholder With Respect to a Performance Stock Award	B-21
9.7	Dividend Equivalents	B-21
ARTICLE X	DIRECTOR AWARDS	B-21
ARTICLE XI	OTHER STOCK-BASED AWARDS	B-21
11.1	Authority to Grant Other Stock-Based Awards	B-21
11.2	Value of Other Stock-Based Award	B-21
11.3	Payment of Other Stock-Based Award	B-21
11.4	Separation from Service	B-21
11.5	Time of Payment of Other Stock-Based Award	B-21
11.6	Dividends and Dividend Equivalents	B-22
ARTICLE XII	CASH-BASED AWARDS	B-22
12.1	Authority to Grant Cash-Based Awards	B-22
12.2	Value of Cash-Based Award	B-22
12.3	Payment of Cash-Based Award	B-22
12.4	Separation from Service	B-22
12.5	Time of Payment of Cash-Based Award	B-22
ARTICLE XIII	SUBSTITUTION AWARDS	B-22
ARTICLE XIV	ADMINISTRATION	B-23
14.1	Awards	B-23
14.2	Authority of the Committee	B-23
14.3	Decisions Binding	B-24
14.4	No Liability	B-24
ARTICLE XV	AMENDMENT OR TERMINATION OF PLAN	B-24
15.1	Amendment, Modification, Suspension, and Termination	B-24
15.2	Awards Previously Granted	B-24
ARTICLE XVI	PARACHUTE LIMITATIONS	B-24
ARTICLE XVII	MISCELLANEOUS	B-25
17.1	Unfunded Plan/No Establishment of a Trust Fund	B-25
17.2	No Employment Obligation	B-25
17.3	Tax Withholding	B-25
17.4	Indemnification of the Committee	B-26
17.5	Gender and Number	B-26
17.6	Severability	B-26
17.7	Headings	B-26
17.8	Other Compensation Plans	B-26
17.9	Retirement and Welfare Plans	B-26
17.10	Other Awards	B-27
17.11	Successors	B-27
17.12	Law Limitations/Governmental Approvals	B-27
17.13	Delivery of Title	B-27
17.14	Inability to Obtain Authority	B-27
17.15	Investment Representations	B-27
17.16	Persons Residing Outside of the United States	B-27
17.17	Arbitration of Disputes	B-27
17.18	No Fractional Shares	B-27
17.19	Governing Law	B-27

ROSETTA STONE INC.

2019 OMNIBUS INCENTIVE PLAN

(Effective Upon Stockholder Approval)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1.Establishment.     The Company establishes the Rosetta Stone Inc. 2019 Omnibus Incentive Plan (the "Plan"), as set forth in this document.  The Plan was approved by the Board on March 30, 2019, and shall become effective on May 16, 2019, subject to approval of the Plan by the Company’s stockholders on such date (the “Effective Date”).  The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Other Stock-Based Awards and Cash-Based Awards.

1.2.Purpose of the Plan.     The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3.Duration of Plan.     The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1  "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        2.2  "Authorized Shares" shall have the meaning ascribed to that term in Section 4.1(a).

        2.3  "Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

        2.4  "Award Agreement" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

        2.5  "Benefit Arrangement" shall have the meaning ascribed to that term in Article XVI.

        2.6  "Board" means the board of directors of the Company.

        2.7  "Cash-Based Award" means an Award granted pursuant to Article XII.

2.8  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.9  "Committee" means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

        2.10  "Company" means Rosetta Stone Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.11  "Corporate Change" shall have the meaning ascribed to that term in Section 4.5(c).

        2.12  "Director" means a director of the Company who is not an Employee.

2.13  "Disability" means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

        2.14  "Dividend Equivalent" means a payment equivalent in amount to dividends paid to the Company's stockholders.

        2.15  "Effective Date" shall have the meaning ascribed to that term in Section 1.1.

        2.16  "Employee" means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

        2.17  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor act.

        2.18  "Fair Market Value" of the Stock as of any particular date means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value means

(a)	the closing sale price of the Stock on that date, if the Stock is traded on that date, or

(b)	the closing sale price of the Stock on the last trading date immediately preceding that date, if the Stock is not traded on that date;

provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

        2.19  "Fiscal Year" means the calendar year.

        2.20  "Freestanding SAR" means a SAR that is granted independently of any Options, as described in Article VI.

        2.21  "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

        2.22  "Holder" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

        2.23  "Incentive Stock Option" or "ISO" means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

        2.24  "Insider" shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

        2.25  "Minimum Statutory Tax Withholding Obligation" means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

        2.26  "Nonqualified Stock Option" or "NQSO" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

        2.27  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        2.28 "Option Price" shall have the meaning ascribed to that term in Section 5.4.

       2.29  "Other Agreement" shall have the meaning ascribed to that term in Article XVI.

        2.30  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.

        2.31  "Parachute Payment" shall have the meaning ascribed to that term in Article XVI.

        2.32  "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.33  "Performance Goals" shall have the meaning ascribed to that term in Section 9.2.

        2.34  "Performance Stock Award" means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

        2.35  "Performance Unit Award" means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

        2.36  "Period of Restriction" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

        2.37  "Permissible under Section 409A" means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

        2.38  "Plan" shall have the meaning ascribed to that term in Section 1.1.

        2.39  “Prior Plan” means the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan.

        2.40  "Restricted Stock" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

        2.41  "Restricted Stock Award" means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

        2.42  "RSU" means a restricted stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

        2.43  "RSU Award" means an Award granted pursuant to Article VIII.

        2.44  "SAR" means a stock appreciation right granted under the Plan pursuant to Article VI.

        2.45  "Section 409A" means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

        2.46 "Separation from Service" means the termination of the Award recipient's employment or service relationship with the Company and all Affiliates as determined under Section 409A. "Separation from Service" means, in the case of an ISO, the termination of the Employee's employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

        2.47  "Stock" means the common stock of the Company, $0.00005 par value per share (or such other par value as may be designated by act of the Company's stockholders).

        2.48  "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.49  "Substantial Risk of Forfeiture" shall have the meaning ascribed to that term in Section 409A.

        2.50  "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.51  "Tax Withholding Obligation" shall have the meaning ascribed to that term in Section 18.3.

       2.52  "Ten Percent Stockholder" means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

        2.53  "Third Party Service Provider" means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE III

ELIGIBILITY

Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Directors and Third Party Service Providers, provided, however, that (a) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan and (b) Directors and Third Party Service Providers are only eligible to receive NQSO, SAR and Full Value Awards. Awards other than ISOs, Performance Stock Awards or Performance Units Awards may also be granted to a person who is expected to become a key Employee within six months.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

        4.1    Authority to Grant Awards.     The Committee may grant Awards to those Employees, Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

(a)   Unless otherwise authorized by the shareholders of the Company and subject to adjustment as provided in Section 4.5, the total number of shares of Stock available for grant under the Plan may not exceed 2,350,000 shares plus additional shares of Stock underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason (the "Authorized Shares").

(b)   The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c)  (i)  The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is 235,000.

(ii)  The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is 235,000.

(iii)  The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is 235,000.

(iv)  The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 235,000.

(v)  The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is 235,000.

(vi)  The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $5,000,000.

(vii)  The maximum amount that may be paid to an Employee under Cash-Based Award(s) granted to an Employee during a Fiscal Year is $5,000,000.

(viii)  The maximum number of shares of Stock that may be granted to any Director pursuant to Awards in any Fiscal Year shall be limited to a number that, combined with any cash fees or other compensation paid to such Director, shall not exceed $500,000 in total value, with the value of any such Director Awards based on the grant date fair value of such Awards for financial reporting purposes; provided, however, that (A) the foregoing limitation shall not apply to the extent that the Director has been or becomes an Employee during the Fiscal Year and (B) the Board may make exceptions to this limit for individual Directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (1) the aggregate limit for services as a member of the Board or a committee of the Board does not exceed $750,000 in total value during a Fiscal Year and (2) the Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Directors.  For the avoidance of doubt, the limits in this subsection do not apply to compensation to a Director for service to the Company other than service as a member of the Board or a committee of the Board.

(d)   Each of the foregoing numerical limits stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.5.

        4.2    Shares That Count Against Limit.     The following rules shall apply in determining the number of shares of Stock remaining available for grant under the Plan:

(a)   While an Award is outstanding, it shall be counted against the authorized pool of shares of Stock, regardless of its vested status.

(b)   The grant of an Option or SAR shall reduce the shares of Stock available for grant under the Plan by one (1) share of Stock for each share of Stock subject to such Award.

(c)   Each grant of a Restricted Stock Award, RSU Award, Performance Stock Award, Performance Unit Award, or any Other Stock-Based Award which is a Full Value Award shall reduce the Authorized Shares by 1.75 shares of Stock for each share of Stock subject to such Full Value Award.

(d)   To the extent that an Award is settled in cash rather than in shares of Stock, the shares of Stock reserved for such Award shall not be deducted from the Authorized Shares, and such number of credited shares of Stock may again be made subject to Awards under the Plan.

(e)   To the extent shares of Stock are withheld from any Award by the Company as full or partial payment of taxes applicable to any Award, such shares shall not be added back to the number of shares of Stock available for issuance under the Plan.

(f)    Shares of Stock tendered by a Participant to pay the exercise price of any Option or to satisfy tax-withholding obligations of any Award shall not be added back to the number of shares of Stock available for issuance under the Plan.

(g)   When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one (1) share for every share subject to the SAR, regardless of the number of shares used to settled the SAR upon exercise.

(h)   If any Award granted under this Plan is canceled, forfeited, terminates, expires, or lapses for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award under the Plan. Without limiting the foregoing, to the extent a Full Value Award is forfeited prior to the expiration of the applicable Period of Restriction or Performance Goal  period (as applicable), the same number of shares of Stock shall be added to the Authorized Shares as were deducted when such Award first was granted.

        4.3    Non-Transferability.     Except as specified in the applicable Award Agreement or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her; provided, however, no Award may be transferred for value. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

        4.4    Requirements of Law.     The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

        4.5    Changes in the Company's Capital Structure.

(a)   The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)   If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)   If while unexercised Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the consummation of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)   accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)   require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)   with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)   provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)   make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

        4.6    Election Under Section 83(b) of the Code.     No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

        4.7    Forfeiture for Cause.     Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Separation from Service (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (b) substantially and repeatedly failed to perform duties of the office held by the Holder as reasonably directed by the Company or an Affiliate, (c) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (d) committed a material breach of any employment agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable, (e) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company's or an Affiliate's business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate, (g) harassed or discriminated against the Company's or an Affiliate's employees, customers or vendors in violation of the Company's policies with respect to such matters, (h) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law, or (j) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

        4.8    Forfeiture Events.     The Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

        4.9    Award Agreements.     Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

        4.10    Amendments of Award Agreements.     The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

        4.11    Rights as Stockholder.     A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU Award, a Performance Stock Award, a Performance Unit Award, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

        4.12    Issuance of Shares of Stock.     Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

        4.13    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

        4.14    Compliance With Section 409A.     Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder.  Notwithstanding the foregoing, neither the Company, any of its Affiliates, the Board nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Holder under Section 409A, and neither the Company, any of its Affiliates, the Board nor the Committee will have any liability to any Holder for such tax or penalty.  The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.  Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following a Holder’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Holder’s Separation from Service (or the Holder’s death, if earlier).

        4.15    Date of Grant.     The date on which an option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

        4.16    Source of Shares Deliverable Under Awards.     Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

ARTICLE V

OPTIONS

        5.1    Authority to Grant Options.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

         5.2    Type of Options Available.     Options granted under the Plan may be NQSOs or ISOs.

        5.3    Option Agreement.     Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.11 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalent rights.

        5.4    Option Price.     The price at which shares of Stock may be purchased under an Option (the "Option Price") shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

        5.5    Duration of Option.     An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder's Separation from Service.

        5.6    Amount Exercisable.     Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

        5.7    Exercise of Option.

(a)    General Method of Exercise.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b)    Exercise Through Third-Party Broker.    The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

        5.8    Transferability—Incentive Stock Options.     Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

        5.9    Notification of Disqualifying Disposition.     If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

        5.10    No Rights as Stockholder.     A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company or a book or electronic entry for such Stock is made; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate or the date such book or electronic entry is made.

        5.11    $100,000 Limitation on ISOs.     To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

        5.12    Separation from Service.     Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VI

STOCK APPRECIATION RIGHTS

        6.1    Authority to Grant SAR Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        6.2    Type of Stock Appreciation Rights Available.     The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        6.3    General Terms.     Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of Tandem SARs shall be equal to the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalent rights.

        6.4    SAR Agreement.     Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

        6.5    Term of SAR.     The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

        6.6    Exercise of Freestanding SARs.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.7    Exercise of Tandem SARs.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.8    Payment of SAR Amount.     Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        6.9    Separation from Service.     Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

        6.10    Nontransferability of SARs.     Except as otherwise provided in a Holder's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder's Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder's heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

        6.11    No Rights as Stockholder.     A grantee of a SAR award, as such, shall have no rights as a stockholder.

        6.12    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

        7.1    Restricted Stock Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        7.2    Restricted Stock Award Agreement.     Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        7.3    Holder's Rights as Stockholder.     Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends may be paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock, provided that, such dividends shall not be distributed (without interest) to the Holder unless, and only if, the vesting requirements and transferability restrictions imposed on the Restricted Stock Award lapse.  Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, if stock certificates are issued in respect of shares of Restricted Stock, such certificates shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

        8.1    Authority to Grant RSU Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

        8.2    RSU Award.     An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

        8.3    RSU Award Agreement.     Each RSU Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

        8.4    Dividend Equivalents.     An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award, provided that, no credited Dividend Equivalents shall be distributed (without interest) to the Holder unless, and only if, the vesting requirements and transferability restrictions imposed on the RSU Award lapse.

        8.5    Form of Payment Under RSU Award.     Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

        8.6    Time of Payment Under RSU Award.     A Holder's payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        8.7    Holder's Rights as Stockholder.     Each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder's RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

        9.1    Authority to Grant Performance Stock Awards and Performance Unit Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2    Performance Goals.  The payment or vesting of an Award granted under the Plan may be based on the attainment of such performance goals as may be specified by the Committee, in its sole discretion (the “Performance Goals”).  The Performance Goals may be based on such business criteria or other measures of performance as determined by the Committee, in its sole discretion, which may apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole.  Such business criteria may include, without limitation, one or more of the following:

(i.)	earnings per share,
(ii.)	earnings per share growth,
(iii.)	revenue,
(iv.)	increased revenue,

(v.)	revenue growth rate,
(vi.)	revenue ratios (per employee or per customer),
(vii.)	sales,
(viii.)	sales growth,
(ix.)	customer growth,
(x.)	stock price,
(xi.)	stock price growth,
(xii.)	total market value,
(xiii.)	market share,
(xiv.)	economic value added (net operating profit after tax, minus the sum of capital, multiplied by the cost of capital),
(xv.)	return on capital compared to cost of capital,
(xvi.)	total shareholder return,
(xvii.)	cash return on capitalization,
(xviii.)	return on equity,
(xix.)	return on stockholders' equity,
(xx.)	return on assets,
(xxi.)	return on sales,
(xxii.)	return on capital,
(xxiii.)	return on capital employed,
(xxiv.)	return on invested capital,
(xxv.)	shareholder value,
(xxvi.)	net income,
(xxvii.)

adjusted net income (loss), excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets,

(xxviii.)

adjusted net income (loss) per share, excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets,

(xxix.)	operating income,
(xxx.)	operating income before depreciation and amortization (OIBDA),
(xxxi.)	earnings before interest and taxes (EBIT),
(xxxii.)	earnings before interest, taxes, depreciation and amortization (calculated in accordance with Generally Accepted Accounting Principles ("GAAP")) (EBITDA),
(xxxiii.)	adjusted EBITDA (EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions),
(xxxiv.)	operating EBITDA (GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses plus the change in deferred revenue),
(xxxv.)	adjusted operating EBITDA (operating EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions),
(xxxvi.)	net cash flow,
(xxxvii.)	free cash flow,
(xxxviii.)	cash flow,
(xxxix.)	cash flow from operations,
(xl.)	operating cash flow growth,
(xli.)	net cash flow before financing activities,
(xlii.)	cost reductions,
(xliii.)	cost ratios (per employee or per customer),
(xliv.)	cash efficiency,
(xlv.)	reduction in expenses,
(xlvi.)	proceeds from dispositions,

(xlvii.)	project completion time and budget goals,
(xlviii.)	completion or progress on the achievement of significant transactions, acquisitions, divestures, product development and/or projects or processes,
(xlix.)	credit rating,
(l.)	customer satisfaction scores,
(li.)	customer satisfaction surveys,
(lii.)	brand equity measure (market research),
(liii.)	achievement of product and/or service quality goals,
(liv.)	application downloads,
(lv.)	average revenue per unit or paid subscriber (ARPU),
(lvi.)	average deal value (global institutional),
(lvii.)	average order value (AOV),
(lviii.)	bookings,
(lix.)	booking growth,
(lx.)	conversion rate on leads captured (consumer and institutional),
(lxi.)	customer acquisition cost for consumer (CAC),
(lxii.)	leads captured (consumer and institutional),
(lxiii.)	licenses/seats (unit metric for global institutional),
(lxiv.)	life-time value (LTV),
(lxv.)	net economic value,
(lxvi.)	paid online learners (consumer),
(lxvii.)	percentage digital sales (percentage of new consumer units sold),
(lxviii.)	product engagement (usage metric),
(lxix.)	product ratings on e-commerce sites,
(lxx.)	product units sold (consumer),
(lxxi.)	productivity ratios (quota reps), and
(lxxii.)	renewal rate (consumer and institutional).

Items (i) through (xii), items (xxv) through (xlix) and items (liii) through (lxxii) may be referred to as "Performance Measures" from time to time. Items (xiv) through (xxiv) may be referred to as "Return Measures" from time to time. Item (xiii) may be referred to as "Market Share Measure" from time to time. Items (l) through (lii) may be referred to as "Customer Satisfaction Measures" from time to time.

The Committee may provide (x) in the Award Agreement at the time the Award is granted or (y) in such other document setting forth the Performance Goals at the time the Performance Goals are established, that the Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude certain items or events, including, without limitation: (i) litigation or claim judgments or settlements; (ii) restructuring costs, transaction costs, and other costs associated with mergers and acquisitions; (iii) adjustments related to recording the non-cash tax valuation allowance for deferred tax assets; (iv) asset write-downs; (v) the effect of changes in, or provisions under, tax law, accounting principles or other such laws or provisions affecting reported results; or (vi) the occurrence of other events that are unusual in nature or infrequently occurring.

Performance Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

        9.3    Written Agreement.     Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        9.4    Form of Payment Under Performance Unit Award.     Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder's Award Agreement.

        9.5    Time of Payment Under Performance Unit Award.     A Holder's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        9.6    Holder's Rights as Stockholder.    Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.  Each recipient of a Performance Unit Award shall have no rights of a stockholder and shall have no voting rights with respect to any Performance Unit Awards.

        9.7    Dividend Equivalents.     An Award Agreement for a Performance Stock Award or Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award; provided that, no credited Dividend Equivalents shall be distributed (without interest) to the Holder unless, and only if, the restrictions imposed on the applicable Performance Stock Award and/or Performance Unit Award lapse.

ARTICLE X

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board.  Such Awards shall be subject to the limits set forth in Section 4.1(c)(viii) hereof.

ARTICLE XI

OTHER STOCK-BASED AWARDS

        11.1    Authority to Grant Other Stock-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        11.2    Value of Other Stock-Based Award.     Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

        11.3    Payment of Other Stock-Based Award.     Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

        11.4    Separation from Service.     The Committee shall determine the extent to which a Holder's rights with respect to Other Stock-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

        11.5    Time of Payment of Other Stock-Based Award.     A Holder's payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to

Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        11.6    Dividends and Dividend Equivalents.  Dividends or Dividend Equivalents may be paid with respect to Other Stock-Based Awards in cash or property other than shares of Stock or rights to acquire shares of Stock, provided that, such dividends or Dividend Equivalents shall not be distributed (without interest) to the Holder unless, and only if, any vesting requirements and transferability restrictions imposed on the Other Stock-Based Award lapse.  Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Other Stock-Based Award.

ARTICLE XII

CASH-BASED AWARDS

        12.1    Authority to Grant Cash-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

        12.2    Value of Cash-Based Award.     Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. The amount of any Cash-Based Awards may be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Cash-Based Awards made pursuant to the Plan shall be determined by the Committee.

        12.3    Payment of Cash-Based Award.     Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, which may be in cash or Stock.

        12.4    Separation from Service.     The Committee shall determine the extent to which a Holder's rights with respect to Cash-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

         12.5    Time of Payment of Cash-Based Award.     Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XIII

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to an Award granted under this Article such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

ARTICLE XIV

ADMINISTRATION

        14.1    Awards.     The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

        14.2    Authority of the Committee.     The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by all of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

        14.3    Decisions Binding.     All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

        14.4    No Liability.     Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Committee's or the Board's roles in connection with the Plan.

ARTICLE XV

AMENDMENT OR TERMINATION OF PLAN

        15.1    Amendment, Modification, Suspension, and Termination.     Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash, other property or other Awards if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

        15.2    Awards Previously Granted.     Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVI

PARACHUTE LIMITATIONS

If any Holder is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Holder with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Holder (including groups or classes of Holders or beneficiaries of which the Holder is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Holder (a “Benefit Arrangement”), any right of the Holder to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Holder under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Holder under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Holder from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Holder without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Section 409A or to the extent that Section 409A permits discretion, the Company shall have the right, in the Company’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Section 409A, in order to comply with Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Stock Awards or Performance Unit Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or RSUs, then by reducing or eliminating any other remaining Parachute Payments.

ARTICLE XVII

MISCELLANEOUS

        17.1    Unfunded Plan/No Establishment of a Trust Fund.     Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        17.2    No Employment Obligation.     The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment at any time or for any reason not prohibited by law.

         17.3    Tax Withholding.     The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or an Affiliate.

The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation (or such greater amount up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification, together with the Minimum Statutory Tax Withholding Obligation, the “Tax Withholding Obligation”) arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company's or an Affiliate's Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an Affiliate's Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Tax Withholding Obligation and the Holder must satisfy the remaining withholding obligation in some other manner permitted under this Section 17.3. The withheld shares of Stock not made available for delivery by the Company shall be sold, retained as treasury shares or cancelled and the Holder's right, title and interest in such shares of Stock shall terminate.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

        17.4    Indemnification of the Committee.     The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

        17.5    Gender and Number.     If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

        17.6    Severability.     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        17.7    Headings.     Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

        17.8    Other Compensation Plans.     The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Third Party Service Providers.

        17.9    Retirement and Welfare Plans.     Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's or any Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

        17.10    Other Awards.     The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

        17.11    Successors.     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        17.12    Law Limitations/Governmental Approvals.     The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        17.13    Delivery of Title.     The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        17.14    Inability to Obtain Authority.     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

        17.15    Investment Representations.     The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

        17.16    Persons Residing Outside of the United States.     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 17.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        17.17    Arbitration of Disputes.     Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in the greater District of Columbia metropolitan area pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

        17.18    No Fractional Shares.     No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        17.19    Governing Law.     The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

1 1  12345678  12345678  12345678  12345678  12345678  12345678  12345678  12345678  NAME  THE COMPANY NAME INC. - COMMON 123,456,789,012.12345  THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345  THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345  THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345  THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345  THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345  THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345  THE COMPANY NAME INC. - 401 K 123,456,789,012.12345  .  x  02 0000000000  JOB #  1 OF 2  1 OF 2 PAGE  SHARES  CUSIP #  SEQUENCE #  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  CONTROL #  SHARES  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the  nominee(s) on the line below.  0 0 0  0 0 0  0 0 0  0 0 0  0  0 0  0000406339_1 R1.0.1.18  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  1. Election of Directors  Nominees  01 David Nierenberg 02 Steven P. Yankovich  Rosetta Stone Inc.  C/O Broadridge Corporate Issuer Solutions, Inc.  PO Box 1342  Brentwood, NY 11717  Investor Address Line 1  Investor Address Line 2  Investor Address Line 3  Investor Address Line 4  Investor Address Line 5  John Sample  1234 ANYWHERE STREET  ANY CITY, ON A1A 1A1  Investor Address Line 1  Investor Address Line 2  Investor Address Line 3  Investor Address Line 4  Investor Address Line 5  John Sample  1234 ANYWHERE STREET  ANY CITY, ON A1A 1A1  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create  an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow  the instructions above to vote using the Internet and, when prompted, indicate that you  agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET  on 05/15/2019. Have your proxy card in hand when you call and then follow the  instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain  2 Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the  fiscal year ending December 31, 2019.  3 Approve the Rosetta Stone Inc. 2019 Omnibus Incentive Plan.  4 Conduct an advisory vote on the compensation of the named executive officers.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name, by authorized officer.  For address change/comments, mark here.  (see reverse for instructions) Yes No  Please indicate if you plan to attend this meeting

0000406339_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are  available at www.proxyvote.com  ROSETTA STONE INC.  Annual Meeting of Shareholders  May 16, 2019 3:00 PM EDT  This proxy is solicited by the Board of Directors  The shareholder(s) hereby appoint(s) Laurence Franklin, Sonia Galindo, A. John Hass III and Thomas Pierno or  any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to  represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of  ROSETTA STONE INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to  be held at 3:00 PM, EDT on May 16, 2019, at 300 Baker Avenue, Suite 320, Concord, Massachusetts 01742,  and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is  made, this proxy will be voted in accordance with the Board of Directors' recommendations.  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)  Address change/comments:  Continued and to be signed on reverse side